                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") is made and entered into by and between Lessor and Lessee, as defined below. Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor, the Premises, as defined below, pursuant to all of the terms and conditions set forth below:

           ARTICLE 1 - DEFINED TERMS, GENERAL CONDITIONS AND PREMISES

         Section 1.1 Defined Terms. The terms listed below ("Defined Terms") shall have the following meanings throughout this Lease:

         (a)      Lessor:           Continental Development Corporation,
                                    a California corporation
                                    2041 Rosecrans Avenue, Suite 265
                                    El Segundo, CA 90245

         (b)      Lessee:           Hawthorne Savings and Loan Association
                                    13658 Hawthorne Boulevard, 4th Floor
                                    Hawthorne, CA 90250

         (c) Premises: The designated space shown on Exhibit "C-2" attached hereto and to be commonly known as 2361/2381 Rosecrans Avenue, Suite 200, El Segundo, California.

         (d) Building: The Building, all other buildings and office, commercial and retail space and all roads, walks, plazas, landscaped areas, improvements, facilities and common areas associated therewith, including the Parking Facilities (as hereinafter defined) shown on Exhibit "A-l" and the land legally described on Exhibit "A-2" (the land) on which the same are situated.

         (e) Property: That portion of Continental Park (depicted in Exhibit "A-3") described in Exhibit "A-2".

         (f)      Rentable Area of the Building: 189,526 square feet.

         (g) Rentable Area of the Premises: 42,202 square feet. Usable Area of the Premises: 39,574 square feet. The usable area shall be subject to verification by Lessee, at its cost, using BOMA Standard ANSI Z-65.1. Lessee may submit any difference, if it is more or less than 500 usable square feet, Lessor may if evidence is satisfactory to our Architect, modify number of usable square feet. If the parties cannot agree then they shall select a mutually agreed upon Architect to determine the number of square feet.

         (h) Lessee's Pro Rata Share: Twenty-one point eight six eight percent (21.868%). See Article 4.

         (i) Term: Six Years (6) years following the actual Commencement Date. See Article 2.

         (j) Scheduled Commencement Date: November 1, 1994. The actual Commencement Date shall be calculated in accordance with
                  Section 2.2.

         (k)      Scheduled Expiration Date: October 31, 2000.

         (l) Base Rental: $39,373.70 per month ($.95 per rentable square foot per month). See Articles 3 and 4.

         (m)      Base Rental Adjustments: None

         (n)      Base Year: 1995

         (o)      Deposit: $40,000.00. See Article 5.

         (P)      Use: Administrative business for Savings and Loan Offices. See
                  Article 6.

         (q) Parking Privileges: Lessee must take a minimum of One Hundred Twenty (120) permits. As and when the need may arise, Lessee may take an additional Forty (40) permits. See Article 32.

         (r) Monthly Parking Charges: Reserved $60.00/Non-Reserved $45.00 throughout only the initial six (6) year Term. See Rider No. 1.

         (s)      Date of Lease: April 28, 1994 (for reference purposes only.)

         (t)      Lessor's Construction Allowance: None.

         (u) Normal Hours: Monday through Friday, from 7:30 a.m. to 6:30 p.m., Saturday, from 9:00 a.m. to 1:00 p.m., excepting state and/or federal holidays. See Exhibit "D".

         Section 1.2 General Conditions.

         (a) Unless this Lease provides for a contrary standard, whenever in this Lease the consent or approval of the Lessor or Lessee is required, such consent or approval shall not be unreasonably withheld or delayed (except, however, with respect to any Lessor consent, for matters which could possibly have an adverse effect on the Building's plumbing, heating, mechanical, life safety, ventilation, air conditioning or electrical systems, which could affect the structural integrity of the Building, or which could affect the exterior appearance of the Building, Lessor may withhold such consent or approval in its sole discretion but shall act in good faith); and

         (b) Unless a contrary standard or right is set forth in this Lease, whenever the Lessor or Lessee is granted a right to take action, exercise discretion, or make an allocation, judgment or other determination, Lessor or Lessee shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated tenant and a sophisticated landlord concerning the benefits to be enjoyed under this Lease.

         Section 1.3 Lease of Premises. Lessor leases to Lessee, and Lessee leases from Lessor, the Premises.

                                ARTICLE 2 - TERM

         Section 2.1 Effective Date. This Lease will become effective when signed by Lessor and Lessee.

         Section 2.2 Commencement Date. The Term of this Lease and the Base Rental shall commence ninety (90) days from and after the date the Premises are Ready for Occupancy but in no event shall the Term and Rent commence after the Commencement Date.

         Section 2.3 Delivery of Premises. Provided the Lessee shall have delivered to Lessor prior to execution of this Lease: (i) a letter indemnifying Lessor from any and all costs incurred by Lessor for the preparation of plans and specifications for the Lessee Improvements (defined in Exhibit "C" attached hereto) and (ii) an approved set of Schematic Drawings (defined in Exhibit "C"), the Premises will be delivered to Lessee on the date the Premises are Ready for Occupancy. Delay of the Commencement Date to the extent not caused by Lessee Delays shall be Lessee's sole remedy for any delay in constructing Lessee Improvements or making the Premises Ready for Occupancy.

         Section 2.4 Notice of Commencement Date. Lessor shall send Lessee notice of the occurrence of the Commencement Date in the form of the attached Exhibit "B," which notice Lessee shall acknowledge by executing a copy of the notice and returning it to Lessor. If Lessee fails to sign and return the notice to Lessor within ten (10) days of receipt of the notice from Lessor, the notice as sent by Lessor shall be deemed to have correctly set forth the Commencement Date. Failure of Lessor to send such notice shall have no effect on the Commencement Date.

         Section 2.5 Definition of Lessee Improvements, Ready For Occupancy and Lessee Delays. The terms "Lessee Improvements," "Ready For Occupancy," and "Lessee Delays" are defined in the attached Exhibit "C" - Construction Work Letter.

                                ARTICLE 3 - RENT

         Section 3.1 Payment of Base Rental. Lessee shall pay the Base Rental as computed and adjusted from time to time pursuant to Section 4.1 of this Lease, in advance, on or before the first day of each calendar month during the entire Term. In addition to the payment of Base Rental, Lessee shall also pay all Operating Expense Adjustments computed pursuant to Section 4.2 of this Lease. On the Commencement Date, Lessee shall pay to Lessor the prorated Base Rental attributable to the month in which the Commencement Date occurs if the Commencement Date occurs on a date other than the first day of a calendar month.

         Section 3.2 Governmental Assessments. In addition to the Base Rental, Lessee shall pay, prior to delinquency, (a) all personal property taxes, charges, rates, duties and license fees assessed against or levied upon Lessee's occupancy of the Premises, or upon any Lessee Improvements, trade fixtures, furnishings, equipment or other personal property contained in the Premises (collectively, "Personal Property"), and (b) Lessee's Pro Rata Share (as defined in Section 4.4) of any governmental fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind whatsoever (other than Taxes, as defined in Section 4.4(m), which shall be handled in accordance with the provisions of Article 4) (collectively, "Assessments"). Lessee shall cause such Assessments upon Personal Property to be billed separately from the property of Lessor. Lessee hereby agrees to indemnify, defend and hold Lessor harmless from and against the payment of all such Assessments.

         Section 3.3 Special Charges for Special Services. Lessee agrees to pay to Lessor, within ten (10) days following written demand, all charges for any services, utilities, goods or materials furnished by Lessor at Lessee's request which are not required to be furnished by Lessor under this Lease without separate charge or reimbursement.

         Section 3.4 Definition of Rent. Any and all payments of Base Rental (including any and all increases thereof) and any and all taxes, fees, charges, costs, expenses, insurance obligations, late charges, interest, Assessments, Operating Expense Adjustments, and all other payments, disbursements or reimbursements (collectively, "Rent") which are attributable to, payable by or the responsibility of Lessee under this Lease, constitute "rent" within the meaning of California Civil Code Section 1951(a). Any Rent payable to Lessor by Lessee for any fractional month shall be prorated based on a three hundred sixty-five (365) day year. All payments owed by Lessee under this Lease shall be paid to Lessor in lawful money of the United States of America at the Lessor's Address for Payment of Rent set forth in Section 1. 1 (a) or such other address as Lessor notifies Lessee in writing from time to time. All payments shall be paid without deduction, setoff or counterclaim.

         Section 3.5 Late Charge. Lessee acknowledges that the late payment of Rent will cause Lessor to incur damages, including administrative costs, loss of use of the overdue funds and other costs, the exact amount of which would be impractical and extremely difficult to ascertain. Lessor and Lessee agree that if Lessor does not receive a payment of Rent within five (5) business days after the date that such payment is due, Lessee shall pay to Lessor a late charge equal to ten percent (10 %) of the delinquent amount, as liquidated damages for the damages which Lessor is likely to incur for the thirty (30) day period following the due date of such payment. Further, all portions of Rent not paid within thirty (30) days following its due date and all late charges associated therewith shall bear interest at the Interest Rate (as defined below) beginning on the thirty-first (31st) day following the due date of such Rent and continuing until such Rent, late charges and interest are paid in full. Acceptance of the late charge, and/or interest by Lessor shall not cure or waive Lessee's default, nor prevent Lessor from exercising, before or after such acceptance, any and all of the rights and remedies for a default provided by this Lease or at law or in equity. Payment of the late charge and/or interest is not an alternative means of performance of Lessee's obligation to pay Rent at the times specified in this Lease. Lessee will be liable for the late charge regardless of whether Lessee's failure to pay the Rent when due constitutes a default under this Lease. The term "Interest Rate" shall mean the lower of (x) the maximum interest rate permitted by law or (y) five percentage points above the rate publicly announced from time to time by Bank of America N.T.&S.A. (or if Bank of America N.T.&S.A. ceases to exist, then the largest bank headquartered in the State of California) ("Bank") as its Reference Rate. If the use of the announced Reference Rate is discontinued by the Bank, then the reference to Reference Rate shall mean the announced rate, charged by the Bank which is from time to time substituted for such Reference Rate. Whenever interest is required to be paid under this Lease, the interest shall be calculated from the date the payment was due (unless a late charge is assessed by Lessor, in which case the interest shall be calculated from the thirty-first
(31st) day following the date the payment was due) or should have been due if correctly assessed or estimated (or any overcharge paid), until the date payment is made or the refund is paid or is credited against Rent next due. However, there shall not be any credit against Rent unless expressly allowed by the terms of this Lease.

         Section 3.6 Acceleration of Base Rental Payments. In the event a late charge becomes payable pursuant to Section 3.5 of this Lease for three (3) payments of any one or more elements of Rent within a twelve (12) month period, then all subsequent Rent payments shall immediately and automatically become payable by Lessee quarterly, in advance, instead of monthly.

         Section 3.7 Disputes as to Payments of Rent. Lessee agrees to pay the Rent required under this Lease within the time limits set forth in this Lease. If Lessee receives from Lessor an invoice or statement, which invoice or statement is sent by Lessor in good faith, and Lessee in good faith disputes whether all or any part of such Rent is due and owing, Lessee shall nevertheless pay to Lessor the amount of the Rent indicated on the invoice or statement until Lessee receives a final judgment from a court of competent jurisdiction relieving or mitigating Lessee's obligation to pay such Rent. In such instance where Lessee disputes its obligations to pay all or part of the Rent indicated on such invoice or statement, Lessee shall, concurrently with the payment of such Rent, provide Lessor with a letter or notice entitled "Payment Under Protest," specifying in detail why Lessee is not required to pay all or part of such Rent. Lessee will be deemed to have waived its right to contest any past payment of Rent unless it has filed a lawsuit against Lessor and has served a summons on Lessor, within one (1) year of such payment. Until an Event of Default by Lessee occurs, Lessor shall continue to provide the services and utilities required by this Lease.

                         ARTICLE 4 - ADJUSTMENTS TO RENT

         Section 4.1       Cost of Living Adjustment - Base Rental Increase.

         This Section intentionally deleted.

         Section 4.2 Operating Expense Adjustments. Lessee shall pay to Lessor, in addition to the Base Rental due pursuant to Section 3.1, an Operating
Expense Adjustment during each successive calendar year of the Term after the Base Year, in the manner and at the times herein provided. Such payments shall become due and owing when the Pro Rata Share of the Operating Expenses for any subsequent year of the Term exceed the Pro Rata Share of the aggregate annual Operating Expenses for the Base Year (the Excess Operating Expenses). Should the Termination Date be other than the last day of a subsequent year of the Term, Operating Expense Adjustment for such year shall be prorated.

         Section 4.3 Procedure for Payment of Operating Expense Adjustments. Lessee shall pay any Excess Operating Expenses, as follows:

         (a) Commencing on the Commencement Date, Lessor may, from time to time by ten (10) days notice to Lessee, reasonably estimate in advance the amounts Lessee shall owe on a monthly basis for Excess Operating Expenses for any full or partial calendar year of the Term. In such event, Lessee shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Lessee's payment of Base Rental. Such estimate may be reasonably adjusted from time to time by Lessor by written notice to Lessee.

         (b) Within one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as practicable, Lessor shall provide a statement (the "Statement") to Lessee showing: (i) the amount of actual Operating Expenses for such calendar year, (ii) any amount paid by Lessee toward Excess Operating Expenses during such calendar year on an estimated basis, and (iii) any revised estimate of Lessee's obligations for Excess Operating Expenses for the current calendar year.

         (c) If the Statement shows that Lessee's estimated payments were less than Lessee's actual obligations for Excess Operating Expenses for such year, Lessee shall pay the difference, whether or not the Term has expired or terminated. If the Statement shows an increase in Lessee's estimated payments for the current calendar year, Lessee shall pay the difference between the new and former estimates, for the period from January 1 of the current calendar year through the month in which the Statement is sent. Lessee shall make such payments within thirty (30) days after Lessor sends the Statement.

         (d) If the Statement shows that Lessee's estimated payments exceeded Lessee's actual obligations for Excess Operating Expenses, Lessee shall receive a credit of such difference against payments by Lessee next due. If the Term shall have expired and no further payments of Excess Operating Expenses by Lessee shall be due, Lessee shall receive a refund of such difference within thirty (30) days after Lessor sends the Statement, provided Lessee is not in default of this Lease.

         (e) No delay by Lessor in providing the Statement (or separate Statements) shall be deemed a default by Lessor or a waiver of Lessor's right to require payment of Lessee's obligations for actual or estimated Excess Operating Expenses.

         (f) If the Term commences other than on January 1, or ends other than on December 31, Lessee's obligations to pay estimated and actual amounts toward Excess Operating Expenses for such first or final calendar years shall be prorated to reflect the portion of such years included in the Term. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Excess Operating Expenses for such calendar years by a fraction, the numerator of which shall be the number of days of the Term during such calendar year, and the denominator of which shall be 365.

         Section 4.4 Certain Defined Terms. "Lessee's Pro Rata Share" means the ratio of the Rentable Area of the Premises to the Rentable Area of the Building. "Operating Expenses" are defined to be the sum of all costs, expenses, and disbursements, of every kind and nature whatsoever, and the Taxes, incurred by Lessor in connection with the ownership, management, use, maintenance, operation, administration and repair of all or any portion of the Building or the Property and all areas appurtenant thereto which provide access to or otherwise benefit the Building, including, but not limited to, the following:

         (a) All utility costs not otherwise charged (pursuant to Section 3.3) directly to Lessee or any other tenant of the Property;

         (b) All wages and benefits and costs of employees or independent contractors or employees of independent contractors engaged in the operation, supervision, maintenance and security of the Building;

         (c) All expenses for janitorial, maintenance, security and safety services;

         (d) All repairs to, replacements of, and physical maintenance of the Building, including the cost of all supplies, uniforms, equipment, tools and materials;

         (e) All license, permit and inspection fees required in connection with the operation of the Building;

         (f) All auditor's or accounting fees and costs incurred in connection with the operation, maintenance, repair and replacement of the Building;

         (g) All legal fees and costs incurred in connection with the operation, maintenance, repair and replacement of the Building;

         (h) All reasonable fees for management services provided by a management company and/or by Lessor and/or an agent of Lessor;

         (i) The annual amortization of costs, including financing costs, if any, incurred by Lessor after completion of the Building for any capital improvements installed or paid for by Lessor and required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority;

         (j) The annual amortization of costs, including financing costs, if any, of any equipment, device or capital improvement purchased or incurred as a labor-saving measure or to affect other economies in the operation or maintenance of the Building (provided the annual amortized cost does not exceed the actual cost savings realized and such savings do not redound primarily to the benefit of any particular tenant);

         (k) All insurance premiums and other charges (including, without limitation, unreimbursed deductible amounts) incurred by Lessor with respect to the insuring of the Building including, without limitation, the following to the extent carried by the Lessor: (i) fire and extended coverage insurance, windstorm, hail and explosion; (ii) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (iii) public liability, bodily injury and property damage insurance; (iv) elevator insurance; (v) workers' compensation insurance for the employees specified in Section 4.4(b) above; (vi) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (vii) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance; (viii) earthquake insurance; and (ix) such other insurance as is customarily carried by operators of other comparable first-class office buildings in Southern California;

         (l) Such other usual costs and expenses incurred by Lessor and which are paid by other landlords for the purpose of providing for the on-site operation, supervision, management, security, servicing, maintenance, repair and replacement of first-class office buildings in Southern California; and

         (m) All actual taxes, assessments, levies, charges, water and sewer charges, rapid transit and other similar or comparable governmental charges (collectively, "Taxes") levied or assessed on, imposed upon or attributable to the Calendar year in question (i) to the Building, and/or (ii) to the operation of the Building, including, but not limited to, Taxes against the Building, personal property taxes or assessments levied or assessed against the Building, plus any tax measured by gross rentals received from the Building, together with any costs incurred by Lessor, including attorneys' fees, in contesting any such Taxes but excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State of California or the United States or by their respective agencies, branches or departments provided that, if at any time during that Term there shall be levied, assessed or imposed on Lessor or the Building by any governmental entity, any general or special, ad valorem or specific excised capital levy or other taxes on the payments received by Lessor under this Lease or other leases affecting the Building and/or any license fee, excise or franchise taxes measured by or based, in whole or in part, upon such payments, and/or transfer, transaction, or taxes based directly or indirectly upon the transaction represented by this Lease or other leases affecting the Building, and/or any occupancy, use, per capita or other taxes, based directly or indirectly upon the use or occupancy of the Premises or the Building, then all such taxes shall be deemed to be included within the definition of the term Taxes.

         If the Building does not have at least ninety-five percent (95 %) of the usable area of the Building occupied during the entirety of any calendar year during the term, then the Operating Expenses for such calendar year period shall be deemed to be equal to the total of (x) the Operating Expenses, that vary in amounts based upon the occupancy level of the building including, but not limited to, janitorial, maintenance, utilities and property management, which would have been incurred by Lessor if ninety-five percent (95%) of the usable area of the Building had been occupied for the entirety of such calendar year and (y) the actual Taxes as defined in Section 4.4(m). The annual amortization of costs as required above shall be determined by Lessor. Operating Expenses shall be computed according to the cash or accrual basis of accounting, as Lessor may elect in accordance with generally accepted accounting principles employed by Lessor. Lessor shall have the right, in its discretion, to allocate and prorate any portion or portions or all of the Operating Expenses on a building-by-building basis, then Lessee's Pro Rata Share shall, as to the portion of Operating Expenses so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

         Section 4.5 Review of Operating Expenses. Lessee shall have a period of sixty (60) days following receipt of each Statement, within which to inspect, at Lessor's office during normal business hours, Lessor's books and records concerning Operating Expenses for the preceding calendar year period in question. Such inspection may only be done by an accounting firm which is mutually approved by Lessor and Lessee or Lessee may choose one person from among Lessee's Controller, Treasurer or Chief Financial Officer to conduct such inspection, provided that the person chosen by Lessee is a Certified Public Accountant. If Lessee shall not have availed itself of such inspection, Lessee shall be deemed to have accepted as final and determinative the amounts shown on the Statement. If Lessee shall have availed itself of its right to inspect the books and records, and then disputes the accuracy of the information set forth in Lessor's books and records with respect to the Statement, Lessee shall nevertheless continue to pay the amounts as required by the provisions of this
Article 4; provided, however, that no later than six (6) months after receipt of the Statement, Lessee must (or its right to contest such charges shall be deemed waived) institute arbitration proceedings against Lessor in an arbitration proceeding governed by the rules of the American Arbitration Association to collect and recover any overpayments made by Lessee resulting from errors in the books and records of Lessor; and provided further, that Lessee shall, within ten
(10) days of filing of the complaint, serve Lessor with a copy of the complaint filed in any such proceeding. Lessee shall be precluded from contesting Operating Expenses and Lessor's computations of the amounts payable by Lessor or Lessee pursuant to this Article 4, unless an arbitration complaint is filed and served within such six (6) month period. Should the arbitrator find errors in excess of ten percent (10%) of the Statement, then Lessor shall be responsible for all reasonable fees and costs incurred by Lessee with respect to the arbitration proceeding. Should the arbitrator find errors of less than four percent (4%) of the Statement, then Lessee shall be responsible for all the reasonable fees and costs incurred by Lessor with respect to the arbitration proceeding. Should the arbitrator find errors of between four percent (4 %) and ten percent (10%) of the Statement, then each party shall be responsible for all fees and costs incurred by it with respect to the arbitration proceeding.

         If Lessee institutes such arbitration proceedings, then the arbitrator shall have the power to, and shall inquire into and determine, not only whether or not Lessee was overcharged for any Excess Operating Expenses, but whether or not Lessee was undercharged for such Excess Operating Expenses. At the conclusion of the arbitration, the arbitrator shall issue a ruling as to what the Excess Operating Expenses should have been had Lessor strictly complied with the provisions of this Lease. If Lessor overcharged Lessee for Excess Operating Expenses, the amount of the overcharge shall be returned to Lessee within thirty
(30) days following the conclusion of the arbitration. If the arbitrator determines that Lessee was undercharged for Excess Operating Expenses, Lessee shall pay the amount of such undercharge to Lessor within thirty (30) days following the issuance of the arbitration ruling.

                          ARTICLE 5 - SECURITY DEPOSIT

         Concurrently with Lessee's execution of this Lease and submission thereof for Lessor's execution, Lessee shall pay the Deposit to Lessor, which Deposit shall be held by Lessor as security for the full and faithful performance of Lessee's covenants and obligations under the Lease. The Deposit is not an advance Base Rental deposit, an advance payment of any other kind, or a measure of Lessor's damages in case of Lessee's default. If Lessee fails to comply with the full and timely performance of any or all of Lessee's covenants and obligations set forth in this Lease, then Lessor may, from time to time, without waiving any other remedy available to Lessor, use the Deposit, or any portion of it, to the extent necessary to care or remedy such failure or to compensate Lessor for any or all damages sustained by Lessor resulting from Lessee's failure to comply fully and timely with its obligations pursuant to this Lease. Lessee shall immediately pay to Lessor on demand the amount so applied in order to restore the Deposit to its original amount, and Lessee's failure to immediately do so shall constitute a default under this Lease. If Lessee is in compliance with the covenants and obligations set forth in this Lease at the time which is sixty (60) days following the time of both the expiration (or earlier termination) of this Lease and Lessee's vacating of the Premises, Lessor shall return the Deposit to Lessee promptly thereafter. Lessor's obligations with respect to the Deposit are those of a debtor and not a trustee. Lessor shall not be required to maintain the Deposit separate and apart from Lessor's general or other funds, and Lessor may commingle the Deposit with any of Lessor's general or other funds. Lessee shall not at any time be entitled to interest on the Deposit.

                                 ARTICLE 6 - USE

         Section 6.1 Restriction on Use. Lessee shall not do or permit to be done in or about the Property, nor bring, keep or permit to be brought or kept therein, anything which is prohibited by the attached Exhibits "D" and "F" or by any standard form fire insurance policy or which will in any way increase the existing rate of, or affect, any fire or other insurance upon the Building or its contents, or which will cause a weight load or stress on the floor or any other portion of the Premises in excess of the weight load or stress which the floor or other portion of the Premises is designed to bear. Lessee, at Lessee's sole cost, shall comply with all laws (as defined in Section 21.2) affecting the Premises, and with the requirements of any Board of Fire Underwriters or other similar body now or hereafter instituted, and shall also comply with any order, directive or certificate of occupancy issued pursuant to any Laws, which affect the condition, use or occupancy of the Premises, including, but not limited to, any requirements of structural changes related to or affected by Lessee's acts, occupancy or use of the Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether or not Lessor is a party to such action, shall be conclusive as between Lessor and Lessee in establishing such violation. Lessee shall not conduct retail operations from the Premises or use the Premises for medical or dental offices or for any other office purpose which is different from the office operations permitted by Lessor of its other tenants in the Building.

         Section 6.2 Compliance by Other Lessees. Lessor shall not be liable to Lessee for any other occupant's or tenant's failure to conduct itself in accordance with the provisions of this Article 6, and Lessee shall not be released or excused from the performance of any of its obligations under this Lease in the event of any such failure. Lessor shall not lease space in the Premises to any commercial bank, savings bank or savings and loan association for branch office or administrative facilities without the consent of the Lessee.

                      ARTICLE 7 - ALTERATIONS AND ADDITIONS

         Section 7.1 Lessee's Rights To Make Alterations. Following the date on which Lessee first occupies the Premises, Lessee, at its sole cost and expense, shall have the right upon receipt of Lessor's consent, to make alterations, additions or improvements to the Premises if such alterations, additions or improvements are made in accordance with this Article 7, are normal for general office use, do not adversely affect the utility or value of the Premises or the Building for future tenants, do not alter the exterior appearance of the Building, are not of a structural nature, do not require excessive removal expenses and are not otherwise prohibited under this Lease (collectively, "Alterations"). All such Alterations shall be made in conformity with the requirements of Section 7.2 below and at the option of Lessor with Lessor's contractors. Once the Alterations have been completed, such Alterations shall thereafter be included within the designation of Lessee Improvements and shall be treated as Lessee Improvements.

         Section 7.2 Installation of Alterations. Provided the Lessor shall have previously given Lessee written approval and consent to Alterations, any Alterations installed by Lessee during the Term shall be done in strict compliance with all of the following:

         (a) No such work shall proceed without Lessor's prior approval of (i) Lessee's contractor(s); (ii) certificates of insurance from a company or companies approved by Lessor, furnished to Lessor by Lessee's Contractor(s), for combined single limit bodily injury and property damage insurance covering comprehensive general liability and automobile liability, in an amount not less than One Million Dollars ($1,000,000) per person and per occurrence and endorsed to show Lessor as an additional insured, and for workers' compensation as required by law, endorsed to show a waiver of subrogation by the insurer to any claims Lessee's contractor may have against Lessor, Lessor's agents, employees, contractors and other tenants of the Building (provided, however, nothing in this Section 7.2(a) shall release Lessee of its other insurance obligations hereunder); and (iii) detailed plans and specifications for such work.

         (b) All such work shall be done in a first-class workmanlike manner and in conformity with a valid building permit and all other permits and licenses when and where required, copies of which shall be furnished to Lessor before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Lessor, shall be promptly replaced and corrected at Lessee's expense. Lessor's approval or consent to any such work shall not impose any liability upon Lessor. No work shall proceed until and unless Lessor has received at least ten (10) days notice that such work is to commence.

         (c) Lessee shall immediately reimburse Lessor for any expense incurred by Lessor in reviewing and approving the plans and specifications for such work or by reason of any faulty work done by Lessee or Lessee's contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

         (d) Lessee or its contractors will in no event be allowed to make plumbing, mechanical or electrical improvements to the Premises, or any structural modification to the Building without first obtaining Lessor's written consent, which Lessor can withhold in its sole and absolute discretion. Lessee may not make changes to, or install, acoustical or integrated ceilings, or partitions over 5'10"in height without first obtaining Lessor's written consent.

         (e) All work by Lessee shall be scheduled through Lessor and shall be diligently and continuously pursued from the date of its commencement through its completion; and

         (f) Lessee shall obtain any bonds required by Lessor pursuant to
Article 9 of this Lease.

         Section 7.3 Lessee Improvements - Treatment at End of Lease. All Alterations and Lessee Improvements made by or for Lessee, whether temporary or permanent in character, made either by Lessor or Lessee, shall be Lessor's property, and shall be surrendered to Lessor in good condition upon expiration of the Term or earlier termination of this Lease without compensation to Lessee; provided, however, that at the election of Lessor, exercisable by notice to Lessee, Lessee shall, at Lessee's sole expense, prior to the expiration of the Term (or within 10 days following the earlier termination of this Lease), remove from the Premises the Lessee Improvements (or that portion of the Lessee Improvements) required to be removed by Lessee and repair all damage to the Premises caused by such removal. All of Lessee's Personal Property, including moveable furniture, trade fixtures, and equipment not attached to the Building or the Premises, shall be completely removed by Lessee prior to the expiration of the Term (or within 10 days following the earlier termination of this Lease). Provided, however, that Lessee shall repair all damage caused by such removal prior to the expiration of the Term (or within 10 days following the earlier termination of this Lease), and provided further, that any of Lessee's Personal Property not so removed shall, at the option of Lessor, be deemed abandoned by Lessee and automatically become the property of Lessor. Lessor shall have the right, upon reasonable notice to Lessee to enter and fully inspect the entire Premises just prior to the expiration of the Term or earlier termination of this Lease to determine the condition of the Premises and for purposes of ascertaining what removals, if any, Lessor shall require of Lessee pursuant to the terms of this Section and this Lease. Thereafter, Lessor may retain or dispose of in any manner said Personal Property not so removed, without liability to Lessee.

                          ARTICLE 8 - LESSEE'S REPAIRS

         Lessee shall, at Lessee's sole cost and expense, keep the Premises in good and sanitary condition and repair at all times during the Term. All damage, injury or breakage to any part or portion of the Premises, and all damage, injury or breakage to any portion of the Property caused by the willful or negligent act or omission of Lessee or Lessee's agents, employees, contractors, licensees, directors, officers, partners, trustees, visitors or invitees (collectively, "Lessee's Employees"), shall be promptly repaired or replaced by Lessee, at Lessee's sole cost and expense, to the satisfaction of Lessor; provided, however, that Lessee shall be entitled to receive reimbursement for such expense to the extent that the cost of any such repair or replacement is received by Lessor from insurance obtained by Lessor as part of Operating Expenses and is related to damage to the Property rather than expenses, Lessor may make any repairs or replacements which are not made by Lessee within a reasonable amount of time (except in the case of emergency when such repairs or replacements can be made immediately), and charge Lessee for the cost of such repairs and replacements. Lessee shall be solely responsible for the design and function of all of Lessee Improvements whether or not installed by Lessor at Lessee's request. Lessee waives all rights to make repairs or replacements to the Premises or to the Property at the expense of Lessor, or to deduct the cost of such repairs or replacements from any payment owed to Lessor under this Lease.

                         ARTICLE 9 - NO LIENS BY LESSEE

         Lessee shall at all times keep the premises, the Building and the Property free from any liens arising out of any work performed or allegedly performed, materials, furnished or allegedly furnished or obligations incurred by or for Lessee. At any time Lessee either desires or is required to make any Alterations, Lessor may, in addition to the provisions of Article 7, require Lessee, at Lessee's sole cost and expense, to obtain and provide to Lessor performance and payment bonds in a form and by a surety acceptable to Lessor and in an amount not less than one and one-half (1-1/2) times the estimate cost of such Alterations to insure Lessor against liability from mechanics' and materialmen's liens and to insure completion of the work and may also require such additional items or assurances as Lessor in its sole discretion may deem reasonable or desirable. Lessee agrees to indemnify, defend, protect, and hold Lessor harmless from and against any and all claims for mechanics', materialmen's or other liens in connection with any Alterations, repairs, or any work performed, materials furnished or obligations incurred by or for Lessee. Lessor reserves the right to enter the Premises for the purpose of posting such notices of nonresponsibility as may be permitted by law, or desired by Lessor.

                          ARTICLE 10 - LESSOR'S REPAIRS

         Section 10.1 Scope of Lessor's Repairs. So long as no Event of Default (as defined in Article 17) has occurred, which remains uncured, Lessor shall maintain and repair the structural elements and the public and common areas of the Building as the same may exist from time to time, except for non-insured damage or wear and tear which is the result of a negligent or willful act or omission of Lessee or Lessee's Employees. Lessor shall have no obligation to make repairs under this Article 10 until a reasonable time after receipt of written notice of the need for such repairs. In no event shall any payments owed by Lessee under this Lease be abated on account of Lessor's failure to make repairs under this Article 10.

         Section 10.2 Lessor's Right of Entry to Make Repairs. Lessor and Lessor's Employees (as defined in Section 14. 1) shall have the right to enter the Premises at all reasonable times for the purpose of making any alterations, additions, improvements, repairs or replacements to the Premises or the Property as Lessor may deem necessary or desirable. Lessor shall give reasonable notice to Lessee of Lessor's intent to enter the Premises, except, however, in an emergency situation, in which case no prior notice shall be required.

                         ARTICLE 11 - BUILDING SERVICES

         Section 11.1 Standard Building Services. Subject to the full performance by Lessee of all of Lessee's obligations under this Lease, Lessor shall furnish the Premises with the standard building services and utilities as set forth in the attached Exhibit "D".

         Section 11.2 Additional Services. Lessee agrees to immediately pay on demand all reasonable charges imposed by the Lessor from time to time for all building services and utilities supplied to or used by Lessee in excess of or in addition to those standard building services and utilities (e.g., HVAC is a building service and the electricity to run the HVAC system is a utility, therefore, there would be separate costs billed for HVAC including, but not limited to, maintenance and depreciation costs) and the electricity which Lessor agrees to provide to Lessee in accordance with Exhibit "D" (said excess and additional building services and utilities are referred to as "Additional Services"). Lessee agrees to pay Lessor, within five (5) business days, for all such Additional Services consumed as shown by said meters, at the rates charged for such services by the local public or private utility furnishing the same, if applicable, plus any additional expense incurred by Lessor in keeping records or accounts of the Additional Services so consumed.

         Section 11.3 Lessor's Right to Cease Providing Services. Lessor reserves the right in its sole and absolute discretion with respect to item (a) below, and in its reasonable discretion with respect to item (b) below, to reduce, interrupt or cease service of the heating, air conditioning, ventilation, elevator, plumbing, electrical systems, telephone systems and/or utilities services of the Premises, the Building or the Property, for any or all of the following reasons or causes:

         (a) any accident, emergency, governmental regulation, or Act of God, including, but not limited to, any cause set forth in Article 29, or

         (b) the making of any repairs, replacements, additions, alterations or improvements to the Premises or the Property until said repairs, additions, alterations or improvements shall have been completed.

         No such interruption, reduction or cessation of any such building services or utilities shall constitute an eviction or disturbance of Lessee's use or possession of the Premises or Property, or an ejection or eviction of Lessee from the Premises, or a breach by Lessor of any of its obligations, or entitle Lessee to be relieved from any of its obligations under this Lease, or result in any abatement of Rent. In the event of any such interruption, reduction, or cessation, Lessor shall use reasonable diligence to restore such service where it is within Lessor's reasonable control to do so.

                     ARTICLE 12 - ASSIGNMENT AND SUBLETTING

Section 12.1 Right to Assign and Sublease. Lessor and Lessee recognize and specifically agree that this Article 12 is an economic provision, like Rent, and that the Lessor's right to recapture, and to share in profits, is granted by Lessee to Lessor in consideration of certain other economic concessions granted by Lessor to Lessee. Lessee may voluntarily assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, upon first obtaining Lessor's prior written consent, but only if (i) Lessee is not then in default of this Lease, (ii) such assignment or sublease does not conflict with or result in a breach of the permitted Use of the Premises, and (iii) such proposed assignee or sublessee of Lessee's proposed assignment or sublease is not:

         (a) a governmental entity;

         (b) a present tenant in the Building or other space or building in Continental Park;

         (e) a person whose tenancy in the Building or other space or building in Continental Park would violate any exclusivity arrangement which Lessor has with any other space or building in Continental Park-.

         (d) a person whose tenancy results in more people working at, or visiting, the Premises, than the number of people who worked at, or visited, the Premises at the time when Lessee was the sole occupant of the Premises; or

         (e) a person who is not comparable in quality, financial standing and business reputation to Lessee or whose business operations are not comparable to the business operations of the then tenants in the Building leasing space similar to the Premises.

         Any assignment, encumbrance or sublease without Lessor's prior written consent shall be voidable, at Lessor's election, and shall constitute a default by Lessee. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Article 12.

         Section 12.2 Procedure for Assignment and Sublease/Lessor's Recapture Rights. Lessee shall advise Lessor by notice of (a) Lessee's intent to assign, encumber or sublease this Lease, (b) the name of the proposed assignee or sublessee, and evidence reasonably satisfactory to Lessor that such proposed assignee of sublessee is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Building, and (c) the terms of the proposed assignment or subletting. Lessor shall, within thirty (30) days of receipt of such notice, and any additional information requested by Lessor concerning the proposed assignee's or sublessee's financial responsibility, elect one of the following:

                   (i) Consent to such proposed assignment, encumbrance or sublease;

                   (ii) Refuse such consent, which refusal shall be on reasonable grounds; or

                   (iii) Elect to terminate this Lease in the event of an assignment, or in the case of a sublease,terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease. In the event that Lessor elects, pursuant to this subsection (iii), to terminate this Lease with respect to all or any portion of the Premises, Lessee shall have the right, during the ten (10) day period following Lessor's election, to rescind its notice of intent to assign, encumber or sublease, in which case termination of this Lease as a result thereof shall be of no effect.

         Section 12.3 Conditions Regarding Consent to Sublease and Assignment. As a condition for obtaining Lessor's consent to any assignment, encumbrance or sublease, Lessee must require that the rent payable by such assignee or sublessee is at least at the then current rental rates for the Premises or comparable premises in the Building, and, if Lessor so requests, shall require that the assignee or sublessee remit directly to Lessor on a monthly basis, all rent due to Lessee by said assignee or sublessee. Lessee shall pay upon demand Lessor's processing costs and attorneys' fees incurred in determining whether to give such consent. Notwithstanding any permitted assignment or subletting, Lessee shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Lessee under this Lease and for compliance with all obligations under the terms, provisions and covenants of this Lease. If for any proposed assignment or sublease, Lessee receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent required by this Lease, or, in the case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Lessee shall pay to Lessor as additional rent, fifty percent (50%) of the excess of each such payment of rent or other consideration received by Lessee within five (5) days of its receipt or, in the event the sublessee or assignee makes payment directly to the Lessor, Lessor shall refund fifty percent (50%) of the excess to Lessee.

         Section 12.4 Affiliated Companies/Restructuring of Business Organization. Occupancy of all or part of the Premises by a parent or wholly-owned subsidiary company of Lessee or by a wholly-owned subsidiary company of Lessee's parent company (collectively, "affiliated companies") shall not be deemed an assignment or subletting provided that any such affiliated companies were not formed as a subterfuge to avoid the obligations of this
Article 12. If Lessee is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25 %) of the total outstanding shares, partnership interests or ownership interests of such entity or which effects a change in the -management or control of Lessee, or the dissolution, merger, consolidation or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of more than forty percent (40 %) of the value of the assets of such entity, shall be deemed an assignment subject to the provisions of this Article 12.

                        ARTICLE 13 - SUBSTITUTED PREMISES

         This section intentionally deleted.

                     ARTICLE 14 - INDEMNIFICATION; INSURANCE

         Section 14.1      Indemnification.

         (a) Lessee's Indemnification. Lessee shall, at its expense, protect, defend, indemnify and hold Lessor and Lessor's agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (collectively, "Lessor's Employees") and any and all of Lessor's lessors and mortgagees (whose names shall have been furnished to Lessee) harmless from and against any and all claims, arising out of or in connection with Lessee's use of the Premises, the Building or the Property, the conduct of Lessee's business, any activity, work or things done, permitted or allowed by Lessee in or about the Premises or the Property, Lessee's or Lessee's Employees' nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessee or Lessee's Employees.

         (b) Lessor's Indemnification. Lessor shall, at its expense, protect, defend, indemnify and hold Lessee and Lessee's agents, contractors, licensees, employees, directors, officers, partners, trustees and invitees (collectively, "Lessee's Employees") harmless from and against any and all claims, arising out of or in connection with Lessor's use of the Building or the Property, the conduct of Lessor's business, any activity, work or things done, permitted or allowed by Lessor about the Premises or the Property, Lessor's or Lessor's Employees' nonobservance or nonperformance of any statute, ordinance, rule, regulation or other Law, or any negligence or willful act or failure to act of Lessor or Lessor's Employees.

         Section 14.2 Insurance. Lessee shall have the following insurance obligations:

         (a) Liability Insurance. Lessee shall obtain and keep in full force a policy of commercial general liability and property damage insurance (including automobile, personal injury, broad form contractual liability and broad form property damage) under which Lessee is named as the insured and Lessor, Lessor's agent and any and all of Lessor's lessors and mortgagees (whose names from time to time shall have been furnished to Lessee) are named as additional insureds and shall contain an endorsement naming Lessor as an additional loss payee and under which the insurer agrees to indemnify, protect, defend, and hold Lessor, its managing agent and all such lessors and mortgagees harmless from and against any and all costs, expenses and liabilities arising out of or based upon the indemnification obligations of this Lease. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000.00). The policy shall contain a separation of insureds clause identical in form and substance to the Separation of Insureds clause contained in the standard ISO form #CG00 01 (11-88) and shall not otherwise eliminate cross-liability. The policy shall be primary coverage for Lessee and Lessor for any liability arising out of Lessee's and Lessee's Employees' use, occupancy, maintenance, repair and replacement of the Premises and all areas appurtenant thereto. Such insurance shall provide that it is primary insurance and not "excess over" or contributory with any other valid, existing and applicable insurance in force for or on behalf of Lessor. Not more frequently than once each year, if, in the opinion of Lessor's lender or of the insurance consultant retained by Lessor, the amount of public liability and property damage insurance coverage at that time is not adequate, Lessee shall increase the insurance coverage as required by either Lessor's lender or Lessor's insurance consultant.

         (b) Lessee's Property Insurance. Lessee, at its cost, shall maintain on all of its Personal Property, Lessee Improvements and Alterations, in, on or about the Premises, a policy of standard fire and extended coverage insurance, with theft, vandalism and malicious mischief endorsements, to the extent of at least full replacement value without any deduction for depreciation. The proceeds from any such policy shall be used by Lessee for the repair, replacement and restoration of such Personal Property, Lessee Improvements and Alterations. The "full replacement value" of the improvements to be insured under this Article 14 shall be determined by the company issuing the insurance policy at the time the policy is initially obtained. Not less frequently than once every three (3) years, Lessor shall have the right to notify Lessee that it elects to have the replacement value redetermined by an insurance company or insurance consultant. The redetermination shall be made promptly and in accordance with the rules and practices of the Board of Fire Underwriters, or a like board recognized and generally accepted by the insurance company, and each party shall be promptly notified of the results by the company. The insurance policy shall be adjusted according to the redetermination.

         (c) Worker's Compensation. Lessee shall maintain Worker's Compensation and Employer's Liability insurance as required by law.

         (d) Business Interruption. Not required.

         (e) Other Coverage. Lessee, at its cost, shall maintain such other insurance as Lessor may reasonably require from time to time.

         (f) Insurance Criteria. All the insurance required under this Lease shall:

                   (i) Be issued by insurance companies authorized to do business in the State of California, with a financial rating of at least an A:Xlll status as rated in the most recent edition of Best's Insurance Reports;

                   (ii) Be issued as a primary policy;

                   (iii) Contain an endorsement requiring thirty (30) days' written notice from the insurance company to both parties before cancellation or change in the coverage, scope, or amount of any policy; and

                   (iv) With respect to property loss or damage by fire or other casualty, a waiver of subrogation must be obtained, as required by Section 14.4.

         (g) Evidence of Coverage. A certificate of insurance, together with evidence of payment of premiums, shall be deposited with Lessor at least ten
(10) days prior to the date which Lessor estimates the Commencement Date will occur, and on renewal of the policy not less than thirty (30) days before expiration of the term of the policy. Lessor shall have the right to require Lessee to provide a certified copy of actual insurance policy.

         (h) No Limitation of Liability. The insurance obligations of Lessee hereunder, and/or the limits on such insurance as described herein shall in no event waive, release or discharge Lessee of any or all other obligations and liabilities of Lessee contained in this Lease or otherwise.

         Section 14.3 Assumption of Risk. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to Lessee's Personal Property, Lessee Improvements and Alterations or injury to persons, in, upon or about the Premises and/or the Property from any cause (except for damage or injury caused by the gross negligence or willful misconduct of Lessor) and Lessee hereby waives all such claims against Lessor. Lessor and Lessor's Employees shall not be liable for any damage to any of Lessee's Personal Property entrusted to Lessor or Lessor's Employees, nor for loss or damage to any of Lessee's Personal Property by theft or otherwise. Lessee shall give prompt notice to Lessor in case of fire or accidents in the Premises or in the Building. Further, with the exception of Lessor's gross negligence or willful misconduct, Lessor and Lessor's Employees shall have no liability to Lessee or any of Lessee's Employees for any damage, loss, cost or expense incurred or suffered by any of them (including, without limitation, damage to Lessee's business), and Lessee hereby waives any claim with respect to Lessor's and Lessor's Employees' acts or omissions hereunder, including, without limitation, any claims relating to the maintenance, repair, restoration and/or replacement of the Premises, or the Building, and the exercise of any other right which Lessor is authorized hereunder to do.

         Section 14.4 Allocation of Insured Risks/Subrogation. Lessor and Lessee release each other from any claims and demands of whatever nature for damage, loss or injury to the Premises and/or the Building, or to the other's Property in, on or about the Premises and the Building, that are caused by or result from risks or perils insured against under any insurance policies required by this Lease to be carried by Lessor and/or Lessee and in force at the time of any such damage, loss or injury. Lessor and Lessee shall cause each insurance policy obtained by them or either of them to provide that the insurance company waives all right of recovery by way of subrogation against either Lessor or Lessee in connection with any damage covered by any policy. Neither Lessor nor Lessee shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease. If an insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation with respect to the particular insurance involved.

                       ARTICLE 15 - DAMAGE OR DESTRUCTION

         Section 15.1 Loss Covered by Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is wholly or partially damaged or destroyed by a casualty, the loss to Lessor from which is fully covered (except for the normal deductible) by insurance maintained by Lessor or for Lessor's benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Lessee in the ordinary conduct of Lessee's business, then (provided that Lessor shall not be required to use the proceeds of such insurance for the purposes described in subsections (a) and (b) below):

         (a) Repairs Which Can Be Completed Within Nine Months. Within sixty
(60) days of notice to Lessor of such damage or destruction, Lessor shall provide Lessee with notice of its determination of whether the damage or destruction can be repaired within nine (9) months of such damage or destruction without the payment of overtime or other premium. If all repairs to such Premises or Building or Property can, in Lessor's judgment, be completed within nine (9) months following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall, at Lessor's expense, repair the same and this Lease shall remain in full force and effect and a proportionate reduction of Base Rental shall be allowed Lessee for such portion of the Premises as shall be rendered inaccessible or unusable to Lessee, and which is not used by Lessee, during the period of time that such portion is unusable or inaccessible and not used by Lessee.

         (b) Repairs Which Cannot Be Completed Within Nine Months. If all such repairs to the Premises or Building or Property cannot, in Lessor's judgment, be completed within nine (9) months following the date of notice to Lessor of such damage or destruction without the payment of overtime or other premium, Lessor shall notify Lessee of such determination and Lessor may, at Lessor's sole and absolute option, upon written notice to Lessee given within sixty (60) days after notice to Lessor of the occurrence of such damage or destruction, elect to repair such damage, or destruction at Lessor's expense, and in such event, this Lease shall continue in full force and effect but the Base Rental shall be proportionately reduced in the amount and for the duration as hereinabove provided in Section 15. 1(a). If Lessor does not elect to make such repairs, then either Lessor or Lessee may, by written notice to the other no later than ninety (90) days after the occurrence of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

         Section 15.2 Loss Not Covered By Insurance. If, at any time prior to the expiration or termination of this Lease, the Premises or the Building or the Property is totally or partially damaged or destroyed from a casualty, the loss (except for the deductible) to Lessor from which is not fully covered by insurance maintained by Lessor or for Lessor's benefit, and which damage renders the Premises inaccessible or unusable to Lessee in the ordinary course of its business, Lessor may, at its option, upon written notice to Lessee within sixty
(60) days after
notice to Lessor of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Lessor may elect to terminate this Lease (provided Lessor shall not be required to use said insurance proceeds, if any, for the purposes described in this Section 15.2). Lessor shall provide Lessee with notice of its determination within sixty (60) days of such damage or destruction. If Lessor elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Base Rental shall be proportionately reduced as provided in Section 15.1(a). If Lessor does not elect by notice to Lessee to repair or restore such damage, this Lease shall terminate.

         Section 15.3 Substantial Damage; Damage During Final Year. Notwithstanding anything to the contrary contained in Section 15.1 or 15.2:

         (a) If the Building or any other portion of the Property is damaged by more than twenty-five percent (25%) of its respective replacement value
(without deduction for depreciation or physical deterioration), or if the Building or any other portion of the Property cannot be rebuilt to its condition prior to such damage due to governmental limitations or restrictions, then Lessor shall have the right to terminate this Lease by written notice thereof to Lessee;

         (b) If the Premises or the Building or the Property are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised prior to such damage or destruction, Lessor shall have the right to terminate this Lease by written notice thereof to Lessee; or

         (c) If the Premises or the Building or the Property are wholly or partially damaged or destroyed within the final twelve (12) months of the Term of this Lease, and no renewal rights have been exercised prior to such damage or destruction, and if, as a result of such damage or destruction, Lessee is denied access or use of the Premises for the conduct of its business operations for a period of ten (10) consecutive business days, then, Lessee may, at its option, by giving Lessor written notice no later than sixty (60) days after the occurrence of such damage or destruction, elect to terminate this Lease.

         Section 15.4 Exclusive Remedy. This Article 15 shall be Lessee's sole and exclusive remedy in the event of damage or destruction to the Premises or the Building or the Property, and Lessee, as a material inducement to Lessor's entering into this Lease, irrevocably waives and releases Lessee's rights under California Civil Code Sections 1932(2) and 1933(4). No damages, compensation or claim shall be payable by Lessor for any inconvenience, any interruption or cessation of Lessee's business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises or the Building of the Property.

                           ARTICLE 16 - EMINENT DOMAIN

         Section 16.1 Permanent Taking - When Lease Can Be Terminated. If the whole of the Premises, or so much of the Premises as to render the balance unusable by Lessee, shall be taken under the power of eminent domain, this Lease shall automatically terminate as of the date of final judgment in such condemnation, or as of the date possession is taken by the condemning authority, whichever is earlier. A sale by Lessor under threat of condemnation shall constitute a "taking" for the purpose of this Article 16. No award for any partial or entire taking shall be apportioned and Lessee assigns to Lessor all awards which may be made in such taking or condemnation, together with all rights of Lessee to such award, including, without limitation, any award of compensation for the value of all or any part of the leasehold estate created hereby; provided that nothing contained in this Article 16 shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for (a) the taking of Lessee's Personal Property, or (b) interruption of or damage to Lessee's business, or (c) Lessee's unamortized cost of the Lessee Improvements to the extent paid for by Lessee; provided further that Lessee's award shall in no event diminish the award to Lessor.

         Section 16.2 Permanent Taking - When Lease Cannot Be Terminated. In the event of a partial taking which does not result in a termination of this Lease under Section 16.1, Base Rental shall be proportionately reduced based on the portion of the Premises rendered unusable, and Lessor shall restore the Premises or the Building to the extent of available condemnation proceeds.

         Section 16.3 Temporary Taking. No temporary taking of the Premises or any part of the Premises and/or of Lessee's rights to the Premises or under this Lease shall terminate this Lease or give Lessee any right to any abatement of any payments owed to Lessor pursuant to this Lease, any award made to Lessee by reason of such temporary taking shall belong entirely to Lessee; provided, however, in no event shall an award to Lessee reduce any award to Lessor.

         Section 16.4 Exclusive Remedy. This Article 16 shall be Lessee's sole and exclusive remedy in the event of a taking or condemnation. Lessee hereby waives the benefit of California Code of Civil Procedure Section 1265.130.

         Section 16.5 Release Upon Termination. Upon termination of this Lease pursuant to this Article 16, Lessee and Lessor hereby agree to release each other from any and all obligations and liabilities with respect to this Lease except such obligations and liabilities which arose or accrued prior to such termination.

                              ARTICLE 17 - DEFAULTS

         Section 17.1 Default by Lessee. Each of the following shall be an "Event of Default" (sometimes referred to herein as a "default") by Lessee and a material breach of this Lease:

         (a) Lessee shall fail to make any payment owed by Lessee under this Lease, as and when due, and the Lessor shall have delivered a Notice to Pay or Quit. Any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure;

         (b) Lessee shall fail to observe, keep or perform any of the terms, covenants, agreements or conditions under this Lease that Lessee is obligated to observe or perform, other than that described in subsection (a) above, for a period of ten (10) days after notice to Lessee of said failure; provided, however, that if the nature of Lessee's default is such that more than ten (10) days are reasonably required for its cure, then Lessee shall not be deemed to be in default under this Lease if Lessee shall commence the cure of such default so specified within said ten (10) day period and diligently prosecute the same to completion within thirty (30) days after the original notice to Lessee of said failure. Such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 of the California Code of Civil Procedure.

         (c) Lessee shall (i) make any general arrangement or assignment for the benefit of creditors; (ii) become a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within 30 days. Provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect; or

         (d) The vacating or abandonment of the Premises by Lessee.

         Section 17.2 Default by Lessor. Lessor shall not be in default in the performance of any obligation required to be performed under this Lease unless Lessor has failed to perform such obligation within thirty (30) days after the receipt of notice from Lessee specifying in detail Lessor's failure to perform; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are required for its performance, then Lessor shall not be deemed in default if it shall commence such performance within thirty (30) days and thereafter diligently pursue the same to completion. Lessee shall have no rights as a result of any default by Lessor until Lessee also gives thirty (30) days' notice to any person who has a recorded interest pertaining to the Building or the Property, specifying the nature of the default. Such person shall then have the right to cure such default, and Lessor shall not be deemed in default if such person cures such default within thirty (30) days after receipt of notice of the default, or within such longer period of time as may reasonably be necessary to cure the default. If Lessor or such person does not cure the default, Lessee may exercise such rights or remedies as shall be provided or permitted by law to recover any damages proximately caused by such default. Notwithstanding anything to the contrary contained in this Lease, Lessee's remedy for any breach or default of this Lease by Lessor shall be limited to an action for damages. Lessee agrees that, in the event that it becomes entitled to receive damages from Lessor, Lessee shall not be allowed to recover from Lessor consequential damages or damages in excess of the out-of-pocket expenditures incurred by Lessee as a result of a default by Lessor. In any event, Lessor's liability to Lessee for damages resulting from Lessor's breach of any provision or provisions of this Lease shall not exceed the value of Lessor's equity interest in the Building. Lessee hereby waives and relinquishes any right which Lessee may have to terminate this Lease or withhold any payment owed by Lessee under this Lease, on account of any damage, condemnation, destruction or state of disrepair of the Premises (including, without limiting the generality of the foregoing, those rights under California Civil Code Sections 1941, 1941.1 and 1942).

                    ARTICLE 18 - LESSOR'S REMEDIES AND RIGHTS

         Section 18.1 Termination of Lease. In case of an Event of Default by Lessee, Lessor shall have the right, in addition to all other rights available to Lessor under this Lease or now or later permitted by law or equity, to terminate this Lease by providing Lessee with a notice of termination. Upon termination, Lessor may recover any damages proximately caused by Lessee's failure to perform under this Lease, or which are likely in the ordinary course of business to be incurred, including any amount expended or to be expended by Lessor in an effort to mitigate damages, as at the time of any award, of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the amount of the Rent loss that the Lessee proves could be reasonably avoided. The worth at the time of award shall be determined by discounting to present value such amount at one percent (1%) more than the discount rate of the Federal Reserve Bank in San Francisco in effect at the time of the award. Other damages to which Lessor is entitled shall bear interest at the Interest Rate.

         Section 18.2 Continuation of Lease. In accordance with California Civil Code Section 1951.4 (or any successor statute), Lessee acknowledges that in the event Lessee has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Lessor does not terminate Lessee's right to possession, and Lessor may enforce all its rights and remedies under this Lease, including the right to recover the Rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to re-let the Premises or the appointment of a receiver upon initiative of Lessor to protect Lessor's interest under this Lease shall not constitute a termination of Lessee's right to possession.

         Section 18.3 Right of Entry. In case of an Event of Default by Lessee, Lessor shall also have the right, with or without terminating this Lease, to enter the Premises and remove all persons and personal property from the Premises, such property being removed and stored in a public warehouse or elsewhere at Lessee's sole cost and expense for at least thirty (30) days, and after such thirty (30) day period, Lessor shall have the right to discard or otherwise dispose of such property without liability therefor to Lessee or any other person. No removal by Lessor of any persons or property in the Premises shall constitute an election to terminate this Lease. Such an election to terminate may only be made by Lessor in writing, or decreed by a court of competent jurisdiction. Lessor's right of entry shall include the right to remodel the Premise and re-let the Premises. All costs incurred in such entry and re-letting shall be paid by Lessee. Rents collected by Lessor from any other tenant which occupies the Premises shall be offset against the amounts owed to Lessor by Lessee. Lessee shall be responsible for any amounts not recovered by Lessor from any other tenant which occupies the Premises. Any payments made by Lessee shall be credited to the amounts owed by Lessee in the sole order and discretion of Lessor, irrespective of any designation or request by Lessee. No entry by Lessor shall prevent Lessor from later terminating this Lease by written notice.

         Section 18.4 Remedies. Lessee hereby waives, for itself and all persons claiming by and under Lessee, all rights and privileges which it might have under any present or future law to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises. The rights and remedies of Lessor set forth in this Lease are not exclusive, and Lessor may exercise any other right or remedy available to it under this Lease, at law or in equity.

         Section 18.5 Lessor's Right to Assign. Lessor shall have the right to sell, encumber, convey, transfer and/or assign any and all of its rights and obligations under this Lease.

                          ARTICLE 19 - ATTORNEYS' FEES

         If either Lessor or Lessee commences or engages in, or threatens to commence or engage in, any action or litigation or arbitration against the other party arising out of or in connection with this Lease, the Premises or the building or the Property, including, but not limited to, any action for recovery of any payment owed by either party under this Lease, or to recover possession of the Premises, or for damages for breach of this Lease, the prevailing party shall be entitled to have and recover from the losing party reasonable attorneys' fees and other costs incurred in connection with the action, litigation or arbitration and in preparation for said action, litigation or arbitration. If Lessor becomes involved in any action, litigation, arbitration or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Lessee or Lessee's Employees, Lessee agrees to pay Lessor's reasonable attorneys' fees and other costs incurred in connection with the action, litigation, arbitration or dispute regardless of whether an action, lawsuit or arbitration proceeding is actually filed.

           ARTICLE 20 - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

         Section 20.1 Obligations of Lessee. This Lease and the rights granted to Lessee by this Lease are and shall be subject and subordinate at all times to
(a) all ground or underlying leases affecting all or any part of the Property now or later existing and all amendments, renewals, modifications, supplements and extensions of this Lease, and (b) all deeds of trust or mortgages now or later affecting or encumbering all or any part of the Property and/or any ground or underlying leasehold estate; provided, however, that if Lessor elects at any time to have Lessee's interest in this Lease be or become superior, senior or prior to any such instrument, then upon receipt by Lessee of written notice of such election, this Lease shall be superior, senior and/or prior to such instrument. Lessee shall immediately execute all instruments and other documents required or desired by any lender or lessor confirming the subordination and/or superiority, as applicable, of this Lease to such mortgage, deed of trust, ground or underlying lease, including, without limitation, the Subordination Agreement described in Exhibit "E."

         Section 20.2 Lessor's Right to Assign. Lessor's interest in this Lease may be assigned to any mortgagee or trust deed beneficiary as additional security. Nothing in this Lease shall empower Lessee to do any act without Lessor's prior written consent which can, shall or may encumber the title of the owner of all or any part of the Property.

         Section 20.3 Attornment by Lessee. In the event of the cancellation or termination of any or all ground or underlying leases affecting all or any part of the Building in accordance with its terms or by the surrender thereof, whether voluntary, involuntary or by operation of law, or by summary proceedings, or in the event of any foreclosure of any or all mortgages or deeds of trust encumbering all or any part of the Building by trustee's sale, voluntary agreement, deed in lieu of foreclosure, or by the commencement of any judicial action seeking foreclosure, Lessee, at the request of the then landlord under this Lease, shall attorn to and recognize (a) the ground or underlying lessor, under the ground or underlying lease being terminated or canceled, and (b) the beneficiary or purchaser at the foreclosure sale, as Lessee's landlord under this Lease, and Lessee agrees to execute and deliver at any time upon request of such ground or underlying lessor, beneficiary, purchaser or their successors, any and all instruments to further evidence such attornment. Lessee hereby waives its right, if any, to elect to terminate this Lease or to surrender possession of the Premises in the event of any such cancellation or termination of such ground or underlying lease or foreclosure of any mortgage or deed of trust.

         Section 20.4 Non-Disturbance. Notwithstanding any of the provisions of this Article 20 to the contrary, Lessee shall be allowed to occupy the Premises subject to the conditions of this Lease, and this Lease shall remain in effect until an Event of Default occurs or until Lessee's rights hereunder are terminated because of an Eminent Domain proceeding pursuant to Article 16 or because of the occurrence of damage and destruction pursuant to Article 15.

         Section 20.5 Delivery of Instruments. If Lessee fails to execute and deliver, within ten (10) days following request thereof by Lessor, any documents or instruments required by this Article 20, such failure shall constitute a default under this Lease, which default, at Lessor's option, shall not be curable.

                       ARTICLE 21 - RULES AND REGULATIONS

         Section 21.1 Rules and Regulations. Lessee shall faithfully observe and comply with the rules and regulations pertaining to the Property ("Rules"), a copy of which is attached to this Lease as Exhibit "F" and all reasonable modifications and additions to the Rules from time to time put into effect by Lessor; provided, however, that no modifications or additions to the Rules shall materially interfere with Lessee's permitted use of the Premises as set forth in
Section 6.1. Lessor shall not be responsible to Lessee for the nonperformance of any of the Rules by any other occupant or tenant of the Property.

         Section 21.2 Certain Construction Requirements. Prior to undertaking any physical work in or around the Premises, Lessee shall notify Lessor, in writing, of the exact nature and location of the proposed work and shall promptly supply such additional information regarding the proposed work as Lessor shall request. After receipt of Lessee's notice, Lessor may, to the extent appropriate, supply Lessee with the Building regulations and procedures for working in areas where there is a risk of coming into contact with materials or building systems which if not properly handled could cause health or safety risks, could damage such systems and/or the Building, or which could adversely impact any warranty relating thereto. Lessee shall, at Lessee's sole cost and expense, strictly comply with all such Building regulations and procedures established by Lessor and with all applicable Federal, state and local governmental statutes, ordinances, codes, rules, regulations, controls and guidelines (collectively, "Laws"). Lessor shall have the right at all times to monitor the work for compliance with the Building regulations and procedures, the Rules and all Laws. If Lessor determines that any applicable Laws or any Rules and/or any Building regulations or procedures are not being strictly complied with, Lessor may immediately require the cessation of all work being performed in or around the Premises until such time as Lessor is satisfied that the applicable Rules, Laws, regulations and procedures will be observed. Lessor's monitoring of any work in or around the Premises shall not be deemed a certification by Lessor of compliance with any applicable Laws, Rules, Building regulations or procedures or a waiver by Lessor of its right to require strict compliance with such Laws, Rules, regulations or procedures, nor shall such monitoring relieve Lessee from any liabilities relating to such work.

                            ARTICLE 22 - HOLDING OVER

         Section 22.1 Surrender of Possession. Lessee shall surrender possession of the Premises immediately upon the expiration of the Term or termination of this Lease. If Lessee shall continue to occupy or possess the Premises after such expiration or termination without the consent of Lessor, then unless Lessor and Lessee have otherwise agreed in writing, Lessee shall be a tenant from month-to-month. All the terms, provisions and conditions of this Lease shall apply to this month-to-month tenancy except those terms, provisions and conditions pertaining to the Term, and except that the Base Rental shall be immediately adjusted upward upon the expiration or termination of this Lease to one hundred fifty percent (150%) of the Base Rental for the Premises in effect under this Lease during the month which includes the day immediately prior to the date of the expiration or termination of this Lease. This month-to-month tenancy may be terminated by Lessor or Lessee upon thirty (30) days' prior notice to the other party. In the event that Lessee fails to surrender the Premises upon such termination or expiration, then Lessee shall indemnify, defend and hold Lessor harmless against all loss or liability resulting from or arising out of Lessee's failure to surrender the Premises, including, but not limited to, any amounts required to be paid to any tenant or prospective tenant who was to have occupied the Premises after said termination or expiration and any related attorneys' fees and brokerage commissions.

         Section 22.2 Payment of Money After Termination. No payment of money by Lessee to Lessor after the termination of this Lease by Lessor, or after the giving of any notice of termination to Lessee by Lessor which Lessor is entitled to give Lessee under this Lease, shall reinstate, continue or extend the Term of this Lease or shall affect any such notice given to Lessee prior to the payment of such money, it being agreed that after the service of such notice or the commencement of any suit by Lessor to obtain possession of the Premises. Lessor may receive and collect, when due, any and all payments owed by Lessee under this Lease, and otherwise exercise any and all of its rights and remedies. The making of any such payments by Lessee or acceptance of same by Lessor shall not waive such notice of termination, or in any manner affect any pending suit or judgment obtained.

                      ARTICLE 23 - INSPECTIONS AND ACCESS

         Lessor may enter the Premises at all reasonable hours by means of a master key or otherwise for any reasonable purpose. If Lessee shall not be personally present to open and permit an entry into the Premises at any time when such entry by Lessor is necessary or permitted under this Lease, Lessor may enter by means of a master key without liability to Lessee except for any failure to exercise due care for Lessee's Personal Property, and without affecting this Lease.

               ARTICLE 24 - NAME OF BUILDING AND CONTINENTAL PARK

         Lessee shall not use any name, insignia or logotype of the Building or Continental Park for any purpose. Lessee shall not use any picture of the Building, the Property or Continental Park in its advertising, stationery or any other manner. Lessor expressly reserves the right in Lessor's sole and absolute discretion, at any time to change the name, insignia, logotype or street address of the Building or the Property without in any manner being liable to Lessee.

                         ARTICLE 25 - SURRENDER OF LEASE

         The voluntary or other surrender of this Lease by Lessee, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of Lessee's interest in any or all such subleases or subtenancies.

                               ARTICLE 26 - WAIVER

         The waiver by Lessor or Lessee of any term, covenant, agreement or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other term, covenant, agreement, condition or provision of this Lease, nor shall any failure to enforce compliance with any or all of the terms, covenants, agreements, conditions or provisions of this Lease (except as expressly provided in this Lease), or any custom or practice which may develop between the parties in the administration of this Lease, be construed to waive or lessen the right of Lessor or Lessee to insist upon the performance by the other in strict accordance with all of the terms, covenants, agreements, conditions and provisions of this Lease. The subsequent acceptance by Lessor of any payment owed by Lessee to Lessor under this Lease, or the payment of Rent by Lessee, shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, agreement, condition or provision of this Lease, other than the failure of Lessee to make the specific payment so accepted by Lessor, regardless of Lessor's or Lessee's knowledge of such preceding breach at the time of the making or acceptance of such payment.

                           ARTICLE 27 - SALE BY LESSOR

         In the event Lessor shall sell, assign, convey or transfer all or a part of its interest in the Building or any part of the Property, Lessee agrees to attorn to such transferee, assignee or new owner, and upon consummation of such sale, conveyance or transfer, Lessor shall automatically be freed and relieved from all liability and obligations accruing or to be performed from and after the date of such sale, transfer or conveyance. In the event of such sale, assignment, transfer or conveyance, Lessor shall transfer to such transferee, assignee or new owner of the Property the balance of the Deposit, if any, remaining after lawful deductions and in accordance with California Civil Code
Section 1950.7, after notice to Lessee, and Lessor shall thereupon be relieved of all liability with respect to the Deposit. Lessor shall have the right to subdivide the Property into separate legal lots or parcels and, without materially and adversely affecting the obligations of Lessee, the right to reallocate and adjust the rights, duties and obligations of Lessor and Lessee hereunder so that, as between Lessor and Lessee, those rights, duties and obligations relate only to the lots or parcels on which the Building is located and on which sufficient parking Facilities are located to comply with Lessor's obligations under this Lease. To the extent that those rights, duties and obligations cannot be equitably allocated to only one lot or parcel, Lessor may elect to record a reciprocal easement agreement appurtenant to the Building. If Lessor records such an agreement, Lessee shall subordinate this Lease to that agreement.

                     ARTICLE 28 - NO LIGHT AND AIR EASEMENT

         Any diminution or shutting off of light or air by any structure which may be erected on the land or upon lands adjacent to or in the vicinity of the Property shall not affect this Lease, abate any payment owed by Lessee under this Lease or otherwise impose any liability on Lessor.

                           ARTICLE 29 - FORCE MAJEURE

         Lessor shall not be chargeable with, liable for, or responsible to Lessee for anything or in any amount for any failure to perform or delay caused by: fire, earthquake; explosion; flood; hurricane; the elements; Acts of God or the public enemy; actions, restrictions, limitations or interference of governmental authorities or agents; war; invasion; insurrection; rebellion; riots; strikes or lockouts; inability to obtain necessary materials, goods, equipment, services, utilities or labor; or any other cause whether similar or dissimilar to the foregoing which is beyond the reasonable control of Lessor; and any such failure or delay due to said causes or any of them shall not be deemed a breach of or default in the performance of this Lease by Lessor.

                       ARTICLE 30 - ESTOPPEL CERTIFICATES

         Lessee shall, at any time and from time to time upon request of Lessor, within ten (10) days following notice of such request from Lessor, execute, acknowledge and deliver to Lessor in recordable form, a certificate ("Estoppel Certificate") in writing a form as Lessor or any of its lenders, prospective purchasers, lienholders or assignees may deem appropriate. Lessee's failure to deliver the Estoppel Certificate within this ten (10) day period shall constitute a default hereunder which, at Lessor's option, shall not be curable.

                        ARTICLE 31 - RIGHT TO PERFORMANCE

         All covenants, conditions and agreements to be performed by Lessee under this Lease shall be performed by Lessee at Lessee's sole cost and expense. If Lessee shall fail to perform any such covenant, condition or agreement on its part to be performed under this Lease, and such failure shall continue for three
(3) days after notice thereof to Lessee (provided that no notice shall be required in cases of emergency), Lessor may, but shall not be obligated to do so, without waiving or releasing Lessee from any obligations of Lessee under this Lease, perform any such act on Lessee's part to be made or performed as provided in this Lease. Any performance by Lessor of Lessee's obligations shall not waive or cure any Default of Lessee for such failure. All costs incurred by Lessor with respect to any such performance by Lessor (including reasonable attorneys' fees) shall be immediately paid by Lessee to Lessor.

                         ARTICLE 32 - PARKING FACILITIES

         So long as Lessee complies with the terms, provisions and conditions of this Lease, Lessor shall maintain and operate, or cause to be maintained and operated, automobile parking facilities ("Parking Facilities") in, adjacent to, or within a reasonable distance from the Building. Lessee's privileges during the term hereof with respect to the Parking Facilities shall be in accordance with the provisions of the attached Exhibit "G."

                         ARTICLE 33 - SECURITY SERVICES

         Section 33.1 Lessor's Obligation to Furnish Security Services. Lessor may furnish security services for the Premises and/or the Building and/or the Property as it deems appropriate in its sole and absolute discretion. Whether or not Lessor furnishes or contracts to furnish any such services, Lessee shall, nevertheless, have sole responsibility for the protection of itself, Lessee's Employees and all property of Lessee and Lessee's Employees located in, on or about the Premises or the Building or the Property, and the provisions of
Section 14.3 shall, nevertheless, continue in full force and effect.

         Section 33.2 Lessee's Right to Install Security System. If Lessee wishes to establish or install any automated and/or non-automated security system in, on or about the Premises, Lessee shall first notify Lessor of Lessee's plan for any such system, and Lessor shall have the right to review and approve or disapprove said plan in Lessor's discretion. If Lessor approves any such plan and Lessee establishes or installs any automated and/or non-automated security system in, on or about the Premises (which shall then be considered a Lessee Improvement under this Lease) and should such system adversely affect the Premises or the Property or the desirability of the Premises or Building as office space, or as an office building, or have an adverse effect on other tenants, Lessor shall subsequently have the right to review Lessee's security system from time to time and request Lessee to make changes in personnel and/or equipment. Lessee shall make said requested changes immediately upon Lessor's request.

                              ARTICLE 34 - NOTICES

         All notices, requests, consents, approvals, payments in connection with this Lease, or communications that either party desires or is required or permitted to give or make to the other party under this Lease, shall only be deemed to have been given, made and delivered, when made or given in writing and personally served, or deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid to the respective addresses of Lessee or Lessor as set forth below on the signature page of this Lease. Lessor or Lessee may from time to time designate other addresses for notice purposes by written notice to the other in accordance herewith.

                                     Lessee's Address for Notices: Until Lessee
                                commences business operations from the Premises:

                                          Hawthorne Savings and Loan Association
                                                          Attention: Scott Braly
                                                       13658 Hawthorne Boulevard
                                                             Hawthorne, CA 90250

Thereafter:                               Hawthorne Savings and Loan Association
                                           2361/2381 Rosecrans Avenue, Suite 200
                                                    El Segundo, California 90245
                                                          Attention: Scott Braly

Lessor's Address                             Continental Development Corporation
for Notices:                                    2041 Rosecrans Avenue, Suite 265
                                                    El Segundo, California 90245
                                                 Attention: Richard C. Lundquist

Copy to:                                     Continental Development Corporation
                                                2041 Rosecrans Avenue, Suite 265
                                                    El Segundo, California 90245
Attention:                                  Attention: Leonard E. Blakesley, Jr.



Lessor's Address                             Continental Development Corporation
For Payment of                                             Post Office Box 60370
Rent:                                         Los Angeles, California 90060-0370



                           ARTICLE 35 - MISCELLANEOUS

         Section 35.1 Authorization to Sign Lease. If Lessee is a corporation, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with a duly adopted resolution of Lessee's Board of Directors, and Lessee warrants and represents that this Lease is binding upon Lessee in accordance with its terms. If Lessee is a corporation, Lessee shall, concurrently with its execution of this Lease, deliver to Lessor upon its request a certified copy of a resolution of its Board of Directors authorizing the execution of this Lease. If Lessee is a partnership or trust, each individual executing this Lease on behalf of Lessee represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of Lessee in accordance with the terms of such entity's partnership agreement or trust agreement, respectively, and Lessee warrants and represents that this Lease is binding upon Lessee in accordance with its terms. If Lessee is a partnership or trust, Lessee shall, concurrently with its execution of this Lease, deliver to Lessor upon its request such certificates or written assurances from the partnership or trust as Lessor may request authorizing the execution of this Lease.

         Section 35.2 Entire Agreement. This Lease contains the entire agreement between the parties respecting the Premises and all other matters covered or mentioned in this Lease. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

         Section 35.3 Separability. The illegality, invalidity or unenforceability of any term, condition or provision of this Lease shall in no way impair or invalidate any other term, provision or condition of this Lease, and all such other terms, provisions and conditions shall remain in full force and effect.

         Section 35.4 Covenants and Conditions. All provisions, whether covenants or conditions, on the part of Lessee shall be deemed to be both covenants and conditions.

         Section 35.5 Gender, Definitions and Headings. The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular and, when appropriate, shall refer to action taken by or on behalf of Lessor or Lessee by their respective employees, agents or authorized representatives. Words in masculine or neuter gender include the masculine, feminine and neuter. If there is more than one person constituting Lessee, the obligations hereunder imposed upon such persons constituting Lessee shall be joint and several. The paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Subject to the provisions of Articles 12 and 27, and except as otherwise provided to the contrary in this Lease, the terms, conditions and agreements of this Lease shall apply to and bind the heirs, successors, legal representatives and permitted assigns of the parties hereto. Any reference to the word persons shall be deemed to include a corporation, a government entity, an individual, a general partnership, a limited partnership, a joint venture, a trust and/or an association. This Lease shall be governed by and construed pursuant to the laws of the State of California.

         Section 35.6 Exhibits and Riders. The Exhibits and Riders are attached to this Lease, and are hereby incorporated by this reference and made a part of this Lease. In the event of variation or discrepancy, the duplicate original hereof (including Exhibit(s) and Rider(s), if any) held by Lessor shall control.

         Section 35.7 Modification for Lender. Upon Lessor's request, Lessee agrees to modify this Lease to meet the requirements of any or all lenders or ground lessors selected by Lessor who request such modification as a condition precedent to providing any loan or financing or to entering into any ground lease affecting or encumbering the Property or any part thereof, provided that such modification does not (a) increase Base Rental, (b) alter the Term, or (c) materially adversely affect Lessee's rights under this Lease.

         Section 35.8 Transportation System Management Program. Lessee hereby covenants and agrees, at its sole cost and expense, to participate in and cooperate with the requirements of any and all government promulgated or sponsored transportation system management programs adopted for the Building and Property. Lessor to comply with such programs for the Building and the Property.

         Section 35.9 Quiet Enjoyment. Lessor covenants and agrees that Lessee, upon making all of Lessee's payments as and when due under this Lease, and upon performing, observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall peaceably and quietly hold, occupy and enjoy the Premises during the Term of this Lease without hindrance or molestation from Lessor subject to the terms and provisions of this Lease.

         Section 35.10 No Recordations. Lessor and Lessee agree that in no event and under no circumstances shall this Lease be recorded by Lessee.

         Section 35.11 Time is of the Essence. Subject to the provisions of
Article 29 of this Lease, time shall be of the essence of this Lease and of each of the provisions hereof.

         Section 35.12 Cumulative Remedies. No remedy or election provided, allowed or given by any provision of this Lease shall be deemed exclusive unless so indicated, but shall, whenever possible, be cumulative with all other remedies in law or equity.

         Section 35.13 Bankruptcy. Notwithstanding anything in this Lease to the contrary, if Lessee enters into a bankruptcy proceeding in a United States Bankruptcy Court, then within three (3) business days following receipt of notice from Lessor, the Deposit shall be increased to an amount which is three
(3) times the then existing Base Rental, which amount Lessee shall pay to Lessor as an additional security deposit.

         Section 35.14 Confidentiality. This Lease document and the terms of this Lease, and the covenants, obligations and conditions contained in this Lease shall remain strictly confidential. Lessee agrees to keep such terms, covenants, obligations and conditions strictly confidential and not to disclose such matters to any other landlord, tenant, prospective tenant or broker. Provided, however, Lessee may provide a copy of this Lease to a non-party solely in conjunction with Lessee's reasonable and good faith effort to secure an assignee or sublessee for the Premises.

         Section 35.15 Lessee's Responsibility Regarding Hazardous Materials.

         (a) Definition of Hazardous Materials. As used in this Lease, the term "Hazardous Materials" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, materials or waste or related materials, including any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "Hazardous materials" or "toxic substances" now or subsequently regulated under any applicable Federal, state or local laws or regulations, including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. Lessor represents that the Premises are free of Hazardous Materials as of the date hereof.

         b) Prohibition Against Hazardous Materials.

                   (i) Lessee shall not cause or permit any Hazardous Materials to be generated, produced, brought upon, used, handled, stored, treated or disposed of (collectively, "Handle") in, upon, under or about the Premises or other portions of the Building or any part thereof by Lessee, Lessee's Employees, Lessee's sublessees or their invitees without the prior written consent of Lessor, which consent may be granted or withheld in Lessor's sole discretion. Lessor shall be entitled to take into account such factors or facts as Lessor may determine to be relevant in determining whether to grant or withhold consent to Lessee's proposed activity with respect to Hazardous Materials.

                   (ii) Without in any way diminishing or waiving the limitations on and obligations of Lessee as provided above in this Section 35.15, if Lessee Handles Hazardous Materials in, upon, under or about the Premises or other portions of the Building, Lessee shall do so in full compliance with all Laws, including, without limitation, those laws referred to in Section 35.15(a) above. In that connection, Lessor and its agents and representatives shall have the right, but not the obligation, to enter and inspect the Premises and conduct investigations, studies, tests, reports, monitoring and analysis of the Premises and any and all Hazardous Materials at any and all reasonable times to determine whether Lessee is complying with its obligations under this Lease.

         (c) Indemnity by Lessee. If Lessee breaches its obligation stated in
Section 35.15(b), or if the presence of Hazardous Materials in, upon, under or about the Premises or other portions of the Building caused or permitted by Lessee, Lessee's Employees or Lessee's sublessees or their invitees results in the contamination of the Premises or other portions of the Building, or if contamination of the Premises or other portions of the Project by Hazardous Materials otherwise occurs for which Lessee may be liable to Lessor for damages resulting therefrom, then Lessee shall indemnify, defend and hold Lessor and Lessor's Employees harmless from and against any and all liabilities, costs, expenses, claims, judgments, damages, penalties, fines or losses (including, without limitation, diminution in value of the Premises or other portions of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or other portions of the Building damages arising from any adverse impact on marketing of space in the Premises or other portions of the Building, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) which arise after the execution date of this Lease or during the Term of this Lease or after the Term of this Lease as a result of such contamination. This obligation of Lessee to indemnify, defend and hold Lessor harmless shall survive and extend beyond the expiration or earlier termination of this Lease. On each anniversary of the execution of this Lease, Lessee shall deliver to Lessor a list of all Hazardous Materials handled by Lessee, Lessee's Employees and/or Lessee's sublessees or their invitees in, upon, under or about the Premises or other portions of the Building. which list shall describe the type and quantity of each such Hazardous Materials.

         (d) Indemnity by Lessor. If the presence of Hazardous Materials in, upon, under or about the Premises or other portions of the Building caused or permitted by Lessor, Lessor's Employees or Lessor's invitees results in the contamination of the Premises or other portions of the Building, or if contamination of the Premises or other portions of the Project by Hazardous Materials otherwise occurs for which Lessor may be liable to Lessee for damages resulting therefrom, then Lessor shall indemnify, defend and hold Lessee and Lessee's Employees harmless from and against any and all liabilities, costs, expenses, claims, judgments, damages, penalties, fines or losses (including, without limitation, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, and sums paid in settlement of claims, attorneys' fees, consultants' fees and experts' fees) which arise after the execution date of this Lease or during the Term of this Lease or after the Term of this Lease as a result of such contamination. This obligation of Lessor to indemnify, defend and hold Lessee harmless shall survive and extend beyond the expiration or earlier termination of this Lease. On each anniversary of the execution of this Lease, Lessor shall deliver to Lessee a list of all Hazardous Materials handled by Lessor, Lessor's Employees and/or Lessor's sublessees or their invitees in, upon, under or about the Premises or other portions of the Building, which list shall describe the type and quantity of each such Hazardous Materials.

         Section 35.16 Nondiscrimination. The Lessee herein covenants by and for himself, his heirs, executors, administrators and assigns, and all persons claiming under or through him, and this Lease is made and accepted upon and subject to the following conditions. That there shall be no discrimination against or segregation of any person or group of persons on account of sex, marital status, race, color, religion, creed, national origin or ancestry, in the leasing, subleasing, transferring, use or enjoyment of the Premises, nor shall the Lessee himself, or any person claiming under or through him establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

         Section 35.17 No Offer. The preparation of this Lease and/or the submission of this Lease to Lessee shall not be deemed an offer to lease the Premises or any other Premises to Lessee. This Lease shall only become binding upon Lessor and Lessee when it is fully executed and a fully executed original Lease is delivered by Lessor to Lessee.

         Section 35.18 Broker's Commissions. Lessor and Lessee each hereby represent and warrant to the other that it has not engaged or dealt with any real estate brokers, salesperson, finders or other persons entitled to any compensation relating to this Lease, except for Ronald Mucovich, real estate agent with Century 21 Beaubelle & Associates, Inc., Lessee's Broker. If Lessee's or Lessor's representation and warranty contained in this paragraph is inaccurate, then Lessee hereby agrees to indemnify, defend, and hold the other harmless from and against any and all liabilities, costs and expenses (including, without limitation, attorneys' fees) incurred in connection with the claims of any brokers, salespersons, finders or other persons.

         Section 35.19 Automated Teller Machine. Lessor authorizes Lessee to construct and install one Automated Teller Machine (ATM) on the ground floor of the Building, also Lessee may install an ATM within the Premises, both to be at a location subject to the approval of Lessor and if required the City of El Segundo. The construction and installation of such ATM's shall be deemed an Alteration and is subject to the terms of Article 7 hereof. No other person or entity shall be permitted to construct or install an ATM in the Building provided Lessee proceeds to construct and install such ATMs within twelve (12) months from and after the Commencement Date and thereafter maintains such ATMs in active use. Failure of Lessee to meet these conditions shall permit Lessor to allow another entity to construct and install an ATM in or around the Building.

         Section 35.20 Building Signage. Lessee shall have the personal and non-transferable right to install two (2) signs at the top of the Building each covering up to 150 square feet, all at Lessee's sole cost and expense. One shall be located on the southwest face of the west wing penthouse and the other on the southeast face of the east wing penthouse. Provided Lessee pays the cost of such signage, Lessee shall also have the right to one standard strip on the building monument sign in front of the wing of the building in which the main lobby of Lessee is to be located. The design installation means and methods of such signs shall be subject to the prior written consent of Lessor and the approval of the City of El Segundo. Lessor hereby agrees that the signs at the top of the building shall be constructed using Halo Channel Letters.

         Section 35.21 Approval. This Lease shall not be effective until all required approvals of any Federal, State or local governmental entities which have or may have authority or jurisdiction over Lessee and this Lease transaction, including, but not limited to, the State Department of Savings and Loan are provided in writing, to Lessor and are in a form reasonably acceptable to Lessor. Unless and until such approval is received by Lessor, Lessor shall have no obligation and shall not begin construction of the Lessee Improvements.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date first set forth above, acknowledged that each party has carefully read each and every provision of this Lease, that each party has freely entered into this Lease of its own free will and volition, and that the terms, conditions and provisions of this Lease are commercially reasonable as of the day and year first above written.

"LESSOR"                                        "LESSEE"

CONTINENTAL DEVELOPMENT                         HAWTHORNE SAVINGS AND
CORPORATION, a California corporation           LOAN ASSOCIATION, a California
                                                corporation




By:   Richard C. Lundquist                      By:   Scott A. Braly
   -----------------------------                   -----------------------------
      Richard C. Lundquist                            Scott A. Braly
      President                                 Its:  President/CEO



By:   Leonard E. Blakesley, Jr.                 By:
   -----------------------------                   -----------------------------
      Leonard E. Blakesley, Jr.
      Secretary                                 Its:

                                [MAP OF BUILDING]




                                 EXHIBIT "A-1"

                            LEGAL DESCRIPTION OF LAND



Parcel I in the City of El Segundo, County of Los Angeles, State of California, as shown on Parcel Map No. 17158, filed in Book 208, Pages 60 and 61 of Parcel Maps in the Oft-ice of the County Recorder of said County, commonly known as 2361/2381 Rosecrans Avenue, El Segundo, California 90245.



                                  EXHIBIT "A-2"

                            [MAP OF CONTINENTAL PARK]



                                  EXHIBIT "A-3"

                           NOTICE OF COMMENCEMENT DATE


                                                              Date:_____________
To:

Re: Lease dated            between         a California corporation, Lessor, and
                                  Lessee, concerning Suite            located at
                           California

Gentlemen:

         In accordance with the subject lease, we wish to advise and/or confirm as follows:

         1. That the Premises have been accepted herewith by the Lessee as being substantially complete in accordance with the subject Lease, and that there is no deficiency in construction.

         2. The Lessee has possession of the subject Premises and acknowledges that under the provisions of the subject Lease, the term of said Lease commenced as of ____________, for a term of ____________, ending on

         3. That in accordance with the subject Lease, rental commenced to accrue on

         4. If the Commencement Date of the subject Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

         5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease. Your rent checks should be made
payable to                                  at




"LESSOR"                                  "LESSEE"

CONTINENTAL DEVELOPMENT CORPORATION,
a California corporation

                                          AGREED TO AND ACCEPTED:

By:
   -------------------------
      Richard C. Lundquist
      President                           By:
                                              ----------------------------------

                                          Name:

By:                                       Title:
   -------------------------
    Leonard E. Blakesley, Jr.             Date:
    Secretary




                             FORM ONLY - DO NOT SIGN


                                   EXHIBIT "B"

                            CONSTRUCTION WORK LETTER

         THIS CONSTRUCTION WORK LETTER (the "Agreement") supplements that certain Standard Form Office Lease (the "Lease") between CONTINENTAL DEVELOPMENT CORPORATION, a California corporation ("Lessor"), and HAWTHORNE SAVINGS AND LOAN ASSOCIATION ("Lessee"), to which this Agreement is attached. The terms used herein shall have the same meanings as set forth in the Lease, unless such meanings are expressly contradicted herein. In addition, all rights and remedies of Lessor and Lessee under the Lease shall apply in the event of a default in any of the provisions of this Agreement, and this Agreement is hereby made a part of the Lease.

         1.       Construction of Base Building

                  1.1 Base Building Improvements. Lessor has constructed the Base Building Improvements consisting of a parking facility and building shell and core (collectively the "Base Building Improvements"). The building shell and core includes the following: (a) bare, trowel finished, concrete slab floors;
(b) finished core area, including elevators and common area elevator lobbies, toilet rooms, electrical rooms, telephone rooms, janitorial closets, exit stairs and mechanical shafts; (c) primary heating, ventilating and air conditioning service stubbed out to the floor, including main supply air duct and heating hot water supply mains, (d) primary fire sprinkler system in open floor plan configuration (any modification to such sprinkler system for the Lessee shall be a part of the Lessee Improvements); (e) main electrical panels on each floor including breakers but no distribution; and (f) primary distribution for the fire safety system required by applicable code for unoccupied buildings (including the primary fire sprinkler system and alarms). Modification and connection to the fire safety system for the Premises, as occupied, shall be a part of the Lessee Improvements. Thereafter, Lessor shall furnish and install within the Premises those improvements and items of general construction (the "Lessee Improvements") shown on the plans and specifications prepared and approved by Lessor and Lessee pursuant to Section 2 below, in compliance with all applicable codes and regulations. All Base Building Improvements and Lessee Improvements shall be constructed pursuant to this Work Letter and shall be performed only by Lessor's contractor. Lessee shall have the right to approve all subcontractor bid lists and all bids received from Lessee's subcontractors. Any delay caused by such bid procedure shall be a Lessee Delay.

                  1.2 Lessee Improvements. Lessor shall construct and install (collectively, "construct") the Improvements to the Premises as set forth herein (the "Lessee Improvements") pursuant to plans and specifications prepared by P. Patrick Murray, Inc. (the "Architect"). The Lessee Improvements shall consist of the "Building Standard Improvements" and Above Standard Improvements (both of which are set forth in Exhibit "C-1 " attached hereto and made a part hereof) and such other improvements as approved by Lessor and specified in the "Final Plans" (as hereinafter defined). The time periods in which each phase of the design and construction of Lessee Improvements is to occur are set forth in this Construction Work Letter. Lessor and Lessee shall use their best efforts to ensure the costs of constructing the Lessee Improvements do not exceed $28.00 per rentable square foot. Lessor shall have no obligation whatsoever under any circumstances to reimburse Lessee for any costs to Lessee related to the Lessee Improvements.

         2.       Plans and Specifications.

                  2.1 Schematic Drawings. If the Schematic Drawings depicting the layout of the Premises and the location of the Lessee Improvements therein (the "Schematic Drawings") have already been prepared and approved by Lessor and Lessee prior to the full execution of this Lease (which includes this Agreement), then same shall be attached hereto as Exhibit C-3") and made a part hereof. If the Schematic Drawings are not attached as Exhibit "C-3" hereto at the time this Lease is fully executed, then the following procedure shall be used to prepare and approve of the Schematic Drawings. No later than three business (3) days following the full execution of this Lease, Lessee shall meet with the Architect and Continental Development Corporation and determine such information as is necessary or appropriate for the Architect to prepare the Schematic Drawings and other information necessary for each party to insure satisfactory compliance with all aspects of this Agreement. Such information shall include, but not be limited to, building standard unit costs, basic core and shell systems performance criteria and above standard components. This information is to be provided within eight (8) business days of the date of execution. Such Schematic Drawings, upon completion thereof (which in no event shall be more than thirteen (13) business days after the execution of this Lease), shall be submitted to Lessor and Lessee for approval. Within five (5) days after Lessee's receipt of such Schematic Drawings, Lessee shall notify Lessor and Architect of the changes, if any, which Lessee desires to make to such Schematic Drawings, which notice shall be in writing and shall identify with specificity the changes which Lessee desires to make and shall attach a copy of the Schematic Drawings initialed by Lessee and showing the desired changes (the "Lessee's Schematic Notice"). Within five (5) business days following Lessor's receipt of the Schematic Drawings and Lessee's Schematic Notice, Lessor shall either approve or disapprove thereof. If Lessor disapproves, Lessor shall specify in writing the changes which Lessor requires and the Schematic Drawings shall be revised by the Architect to reflect those changes described in Lessee's Schematic Notice which are not disapproved by Lessor and such other items needed to satisfy

                                   EXHIBIT "C"

Lessor's objections thereto. Upon completion of the revised Schematic Drawings, Lessor and Lessee shall initial same, thereby acknowledging their approval of the form of such Schematic Drawings. Furthermore, Lessee shall, at this time, provide to Lessor a List of equipment Lessee shall install or have installed in the Premises. The receipt of this list shall be a condition precedent to Lessor's obligation to commence the preparation of the Final Plans.

                  2.2 Final Plans. Upon completion of the Schematic Drawings as revised in accordance with Paragraph 2.1 above, the Architect shall prepare final plans and specifications and working drawings (collectively the "Final Plans") based upon and incorporating such Schematic Drawings as revised as provided hereinabove. Upon a date to be mutually agreed upon by Lessor, Lessee and Architect (approximately at that point in time where the Final Plans shall be two-thirds complete) the parties and Architect shall meet to review the progress of the Final Plans, which shall be submitted to Lessor and Lessee for approval. If Lessee and Lessor consent in writing thereto, such Final Plans may exclude certain finish specifications (such as, the color of paint or the color or design of wall or floor coverings) so long as such specifications are not needed in order to submit the Final Plans for Permits (as hereinafter defined) and so long as such specifications are delivered to Lessor for Lessor's approval thereof within thirty (30) days after delivery to Lessor of the Final Plans. Such finish specifications shall not be incorporated into the Lessee Improvements until same are approved by Lessor in writing. Within five (5) business days after Lessee's receipt of the Final Plans, Lessee shall notify Lessor and the Architect of the changes, if any, which Lessee desires to make to such Final Plans, which notice shall be in writing and shall identify with specificity the changes which Lessee desires to make and shall attach a copy of the Final Plans initialed by Lessee and showing the desired changes (the "Lessee's Final Notice"). Lessee shall not change any portion of the Final Plans which incorporate the improvements depicted in the Schematic Drawings, as revised in accordance with Paragraph 2.1 above, or which is a natural progression of such improvements. Within five (5) business days following Lessor's receipt of the Final Plans and Lessee's Final Notice, Lessor shall approve or disapprove thereof. If Lessor disapproves, Lessor shall identify in writing and with specificity the reason for Lessor's disapproval. The Final Plans shall be revised by the Architect to reflect those changes described in Lessee's Final Notice which are not disapproved by Lessor and such other items needed to satisfy Lessor's objections thereto. The improvements depicted on the Final Plans, as so revised, shall constitute the "Lessee Improvements." Upon completion of the revised Final Plans, Lessor and Lessee shall initial same, thereby acknowledging their approval of the form of such Final Plans.

                  2.3 Standard of review by Lessee. Lessee agrees that any changes which it desires to make as set forth in Lessee's Schematic Notice and Lessee's Final Notice shall be reasonable and made in good faith. In the event Lessor and Lessee have any differences with respect to changes each desires to make to the Schematic Drawings of Final Plans. Lessor and Lessee shall promptly meet and use good faith efforts to resolve the differences.

                  2.4 Accuracy of Plans and Specifications. Notwithstanding the fact that Lessor shall review and denote revisions to the Schematic Drawings and Final Plans, and that Lessor shall have designated or approved of the Architect, Lessor shall not be liable in any way to Lessee or any other person or entity for any deficiencies in the Schematic Drawings or Final Plans, delays in the preparation and/or delivery thereof, or any errors or omissions by the Architect, nor shall same constitute a warranty or guaranty that the Final Plans are complete or accurate, or that the improvements depicted therein will comply with any Laws, or are sufficient for Lessee's use or business.

         3. Permits. As soon as practicable following completion of the Final Plans, Lessor or the Architect shall submit the Final Plans to all appropriate governmental authorities, pay the appropriate filing fees, and attempt to obtain all permits and approvals (the "Permits") necessary or appropriate to allow the construction of the Lessee Improvements. If, as part of the procedure of obtaining or attempting to obtain Permits, any governmental agencies or authorities request changes in the Final Plans, the Final Plans shall be modified to incorporate such changes unless Lessor or Lessee do not approve thereof, which approval shall not be unreasonably withheld. The Architect shall within five (5) days revise the Final plans as required by such governmental agencies or authorities unless such required revisions are reasonably disapproved of by Lessor or Lessee. If such Permits are not obtained within forty-five (45) days following Lessor's or the Architect's submission of the Final Plans for such Permits, then Lessor or Lessee shall have the option of terminating this Lease at any time thereafter upon at least ten (10) days' prior written notice thereof to the other. If neither party exercises its option to terminate this Lease, then after forty-five (45) days from the expiration of the above forty-five (45) day period, this Lease shall automatically terminate. In the event of such termination, Lessee shall immediately pay all costs and expenses of the Architect relating to the preparation and completion of the Schematic Drawings and Final Plans for Permits, together with all fees and costs of submitting the Final Plans for Permits, and each party shall otherwise be released of all further liability arising under this Lease (except for those liabilities accruing prior to the termination). Except as provided above, Lessor and Lessee shall otherwise each bear its own costs to the date of such termination.

         4. Construction. Lessor or a general contractor selected by Lessor and Lessee shall construct the Lessee Improvements in accordance with the Final Plans for which Permits are issued. Lessor or such general contractor shall commence and thereafter complete the construction of the Lessee Improvements in a first-class manner; provided, however, neither Lessor nor the general contractor shall be obligated to incur overtime premium

                                   EXHIBIT "C"
wage rates or be obligated to construct any improvements not set forth in such Final Plans. Lessor and such contractor shall notify the architect in writing of any changes in construction of the Premises due to field conditions or Building modifications that may occur and no such changes shall be made (whether or not they affect the cost of construction) without the Lessee's consent, which consent shall not be unreasonably withheld unless such changes are necessary to preserve the structural integrity of the Building or Premises.

         5. Costs of Construction. Within ten (10) days after the approval of the Final Plans by both parties, the contractor or Architect, as the case may be, shall prepare a budget which shall set forth the Construction Costs (as defined in Section 5 hereof and present such budget to Lessee). In the event the Construction Costs exceed $28.00 per rentable square foot, the parties shall meet within three (3) days of the presentation of the construction budget to Lessee and use their best efforts to bring the costs down to no more than $28.00 per rentable square foot, which process including any time required by Architect to redesign the Final Plans, shall be a Lessee Delay, and any costs shall be Lessee's sole responsibility. If the parties cannot reduce the Construction Costs to such an amount within ten (10) days of the presentation of the construction budget, then in such event either party shall have the right to terminate the Lease by giving the other ten (10) days written notice of termination. Lessee shall within five (5) days of the termination of this Lease pay Lessor all costs expended by Lessor in connection with the preparation of the Final Plans and Schematic Drawings, but not to exceed $1.75 per usable square foot. Lessee shall pay to Lessor all costs and expenses incurred or paid by Lessor for construction of the Lessee Improvements ("Construction Costs"), provided however, that Lessor shall pay all Construction Costs which exceed $28.00 per rentable square foot of the Premises if such excess costs are occasioned by some fault in the Final Plans or estimated Construction Costs attributable to Lessor or some other reason attributable to Lessor's contractor. Construction Costs shall include, without limitation, all architectural and space planning costs. Lessee shall pay to Lessor such amounts as are approved for payment by Lessor and Lessee after the Contractor has submitted its payment request for work completed in the manner prescribed in contractors' agreement with Lessor. Lessee shall pay such amounts within thirty (30) days of Lessor's submission to Lessee of such amounts due. If, after receipt of Lessor's notice of the Construction Cost, Lessee wishes to delete certain items of the Lessee Improvements in order to reduce Construction Cost, then Lessee must notify Lessor and Architect thereof in writing indicating with specificity the items to be deleted. No such items shall be deleted without Lessor's prior written consent. If Lessor approves of such deletions, or any of them, Lessor shall within five (5) days submit to Lessee a revised Construction Cost. All costs of deleting such items (including, without limitation, costs of the Architect to revise the Final Plans, costs of filing fees for Permits needed as a result of such deletions and increased construction costs) shall be paid for by Lessee as part of Construction Cost. In addition the Delivery of the Premises shall be moved ahead by that number of days of delay caused by such deletions and related delays.

         6. Change Orders. Any such changes or additions requested by Lessee and consented to by Lessor ("Change Orders") shall be at the sole cost and expense of Lessee, and the increased cost of construction of the Lessee Improvements, including such Change Orders, shall be the responsibility of Lessee. Lessor shall not unreasonably withhold consent. Lessee shall also be responsible for all costs and expenses resulting from or arising out of completing the Lessee Improvements as a result of such Change Orders. Delivery of Premises shall be moved ahead by that number of days of delay caused by such Change Orders and/or related delays. The balance, if any, of all costs and expenses of such Change Orders shall be paid upon completion of construction of the Change Order work.

         7. Punch List. Lessee agrees to deliver to Lessor, in writing, a "punch list" identifying with specificity all defects in the Lessee Improvements (including, without limitation, identification of all areas where the Lessee Improvements do not conform with the Final Plans for which Permits were issued) as modified by Change Orders. Such punch list shall be delivered to Lessor, if at all, within thirty (30) days following the Commencement Date. Lessee shall be deemed to have accepted the Premises and approved of the construction of Lessee Improvements if Lessee does not deliver such punch list to Lessor within said number of days or, if Lessee so delivers a punch list to Lessor, then Lessee shall be deemed to have accepted the Premises and approved of the construction of Lessee Improvements to the extent of all portions of the Lessee Improvements which are not described with specificity as defective in such punch list. Lessor agrees to complete such punch list items within forty-five (45) days of Lessors receipt of such punch list from Lessee, if such punch list is delivered as provided herein.

         8. Ready for Occupancy. The term "Ready for Occupancy" shall mean the date on which a Certificate of Occupancy has been received from the City of El Segundo and the Lessee Improvements have been completed in substantial accordance with the Final Plans, except for matters not adversely affecting Lessee's use or occupancy of the Premises and except for punch list items (i.e., minor details of construction, mechanical adjustments or decorations which do not materially interfere with Lessee's use of the Premises). The Premises shall be deemed Ready for Occupancy even though Lessee's furniture, telephones, telexes, facsimiles, photocopy machines, computers and other business machines or equipment have not been installed, the purchase and installation of which shall be Lessee's sole responsibility. If Lessee does not furnish the necessary information and fully cooperate with Lessor, the Architect and all other persons needed in connection with the preparation for or


                                   EXHIBIT "C"
construction of the Lessee Improvements, or does not furnish or complete, or is delayed in furnishing or completing, installation of any furniture, fixtures or equipment in or about the Premises which Lessee or Lessee's vendor or contractor is obligated to furnish or install, or does not comply with each of the time requirements of this Agreement (including, but not limited to, Lessee's failure to cause the Architect to comply with the time requirements for delivery of the Schematic Drawings of Final Plans or revisions thereof, or Lessee's failure to deliver the Lessee's Schematic Notice or Lessee's Final Notice in the form and manner and at the times required above), or any action or inaction of Lessee or Lessee's Employees causes or results in a delay in the date the Lessee Improvements would have been Ready for Occupancy, same shall be deemed to be "Lessee Delays," and the date the Lessee Improvements would have been Ready for Occupancy shall be deemed to have occurred earlier by the number of days of Lessee Delays. Lessee agrees that it shall fully cooperate with Lessor, the Architect and the general contractor, if any, to the extent necessary to assure substantial completion of the Lessee Improvements as soon as is reasonably possible.

         9. Clean-Up. Lessor shall, at Lessor's sole cost and expense, clean the Premises prior to delivering the completed Premises to Lessee, including, without limitation, the removal of all rubbish and debris. The Premises shall be vacuum clean, mopped clean and completely dusted.

         10. No Miscellaneous Charges. Neither Lessee nor the Contractor shall be charged for parking or for the use of electricity, water, toilet facilities, HVAC, security, elevators and/or any other utilities or services during the construction of the Lessee Improvements.

         11. Life-Fire Safety Codes, Etc. In the event that the Building and/or the Premises, as initially constructed, do not comply with current life-fire safety codes, physical handicap codes, and/or earthquake safety codes, and a result of such non-compliance the costs of designing and constructing the Lessee Improvements increases over what it would have been had the Building and Premises been in compliance with such codes, then Lessor shall pay and bear those increased costs in addition to (and not as part of) the Lessor's Construction Allowance. Lessor shall assume responsibility for all of Lessee's reasonable direct costs (excluding consequential damages) associated with any delay in the Ready for Occupancy caused by negligence of Lessor or Lessor's agents.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below their respective signatures.

"LESSOR"                                    "LESSEE"

CONTINENTAL DEVELOPMENT CORPORATION,        HAWTHORNE SAVINGS AND LOAN
a California corporation                    ASSOCIATION, a California
corporation



By:   Richard C. Lundquist                  By:   Scott A. Braly
   ---------------------------------            --------------------------------
      Richard C. Lundquist                        Scott A. Braly
      President                             Its:  President & CEO



By:   Leonard E. Blakesley, Jr.             By:
   ---------------------------------            --------------------------------
      Leonard E. Blakesley, Jr.
      Secretary                             Its:




                                   EXHIBIT "C"

                         BUILDING STANDARD IMPROVEMENTS


ALL SQUARE FOOTAGE NUMBERS CONTAINED HEREIN ARE BASED UPON USABLE SQUARE FOOTAGE (U.S.F.) OF THE PREMISES OR BUILDING, AS APPLICABLE.

The Premises shall be constructed in accordance with Lessor's Standard Improvements and Above Standard Improvements, as shown on mutually approved Final Plans, as follows:

Standard Improvements

1.       PARTITIONS:

         A.    Standard Interior Partitions:

                  2-1/2' x 25 gauge metal studs at 24' on center, with one layer of 5/8' thick type 'X" drywall on each side to underside of ceiling tile. Provide seismic bracing as required. All joints are to be taped, visible joints to be spackled and sanded ready for painting.

                  (Allowance - One (1) linear foot for each 10 usable square feet (u.s.f.) of floor area.)

         B.    Demising Partitions

                  2-1/2' x 25 gauge metal studs at 24' on center, slab to slab with one layer of 5/8 thick type "X" Gypsum wall board from slab to slab and one layer of 5/8' thick type "X" Gypsum wall board from slab to slab. Provide 2-1/2' thick full batt sound insulation. All joints are to be taped, visible joints to be spackled and sanded ready for painting.

                  (Allowance - One-half (1/2) of demising partitions shall be included in the interior partition allowance between unrelated tenants as required.)

                  Alternate:

                  2-1/2' x 25 Gauge metal studs at 24' on center, with 5/8" thick type "X" Gypsum wall board to 6' above grid on both sides, with 2-1/2' thick full batt insulation. (Finished wall height 9'-6"). All joints are to be taped, visible joints to be spackled and sanded ready for painting.

2.       FINISHES:

         A) Paint - Lessee walls (including building standard perimeter drywall, tenant side of corridor walls and columns) with Sinclair Aqua Suede Mat.

         B)       Color to be selected from Lessor's standard samples.

                  (Allowance - At all building standard partitions including column wraps and perimeter.)

3.       WINDOW COVERING:

         A) Horizontal mini-blinds - (Levolor Riviera with Sheer View - alabaster color.)

                  (Allowance - One per each exterior window.)

4.       CARPETING:

         A) Carpet by Designweave Ridgefield 32 oz. cut pile installed over pad and/or Beechwood 22 oz. Level Loop Pile glued down.

                  (Allowance - for 90% of the floor area.)

         B)       Color to be selected from Lessor's standard samples.

         C) Base - All carpeted area to receive 2 1/2" top set straight rubber carpet base. Burke or equal.





                                   EXHIBIT C-1

5.       FLOORING:

         A) Vinyl Composition Tile(V.C.T.)by "Armstrong" standard Execelon tile. Provide minimum floor prep as required.

                  (Allowance for 10% of the floor area.)

         B)       Color to be selected from Lessor's standard samples.

         C) All tile areas to receive 4" top set cove rubber base. Burke or equal.

6.       DOORS, FRAMES AND HARDWARE:

         A)       Interior Office Doors

                  1. 3'- 0" x 7' -10" solid core, 1-3/4" thick, mahogany wood veneer, stained with satin lacquer finish, plain sliced veneer (pre-finished & pre-machined).

                  2. 3' 0" x 8' - 0" aluminum frame (Western integrated or equal). Anodized bronze finish.

                  3.       Schlage D53PD Rhodes, lever latch set, 626 finish.

                  4.       Two (2) pair of full mortise hinges per door.

                  5.       Floor mounted door stop, Trimco W1213ES.

                           (Allowance - One (1) door assembly per 350 sq.ft. of floor area.)

         B)       Lessee Entry Doors

                  1. 3'- 0" x 7' -10" solid core, 1-3/4" thick mahogany wood veneer, stained with satin lacquer finish, plain sliced veneer (pre-finished & pre-machined). Twenty minutes fire rated assembly. All doors should have smoke seals on all four edges and smoke check closure.

                  2. 3' 0" x 8' - 0" aluminum frame (Western integrated or equal). Anodized bronze finish. Twenty minutes fire rated assembly.

                  3.       Schlage L9453 lockset with O6A lever. 626 finish.

                  4.       Two (2) pair of full mortise hinges per door.

                  S.       Norton 8502 closer with sprayed aluminum finish.

                  6.       Floor mounted door stop, Trimco satin chrome finish
                           W-1213ES.

                  7.       Pemko threshold 173A.

                           (Allowance - Minimum required by code or one (1) door assembly for 3,000 sq. ft. or less of floor area or two (2) door assemblies for more than 3,000 sq. ft.)

7.       ELECTRICAL, TELEPHONE, LIGHTING:

         A)       Electrical Receptacles

                  1. One building standard wall mounted duplex outlet providing 110 Volt service. "Almond" color, as manufactured by Leviton Decora Series.

                           (Allowance - One (1) per 100 sq.ft. of floor area.)

                  2. Direct Digital Control electrical zones to be maximum of 8,000 square feet.



                                   EXHIBIT C-1

         B)       Telephone or Data Wall Outlet

                  1. Single-gang outlet box in stud wall. 3/4" conduit stubbed to 6" above ceiling with pull cord.

                           (Allowance - One (1) per 200 sq.ft. of floor area.)

         C)       Switches

                  Wall mounted light switch, almond color, rocker- type as manufactured by Leviton Decora Series.

                  (Allowance - One (1) per 360 square feet.)

         D)       Lighting

                  One (1) 2' x 4' fully recessed (wherever possible) fluorescent fixture. Three (3) each standard 35 watt lamps with deep cell parabolic lens. (18 cells) Lithonia or equal. Light level to be a minimum of 35 foot candles at 36" height above finished floor.

                  (Allowance - One (1) per 80 sq.ft. of floor area.)

8.       CEILINGS:

         A) 2' x 2' suspended ceiling system, "Donn Fine Line", or equal, White with "Armstrong Cirrus" ceiling tile, or equal.

                  1.       Provide compression posts as required.

                  2. Provide wall angle at ceiling penetrations and perimeters.

                  (Allowance - Contiguous within demised premises.)

9.       FIRE PROTECTION:

         A) Ceiling mounted white semi-recessed type fire sprinklers, per local code.'

                  (Allowance - One (1) per 144 sq. ft. of floor area laid out in open space configuration.)

10.      CABINET WORK/MILLWORK:

         A)       Telephone backboard fire rated 4'- 0" x 8'- 0" x 3/4"

                  (Allowance - One (1) per tenant space.)

11.      HEATING, VENTILATING, AND AIR CONDITIONING (H.V.A.C.):

         A)       Interior Zone

                  (Allowance - One (1) per 1,000 sq.ft. of floor area. 40% of zones.)

         B)       Exterior Zone

                  (Allowance - One (1) per 1,000 sq.ft. of floor area. 60% of zones.)

12.      LIFE SAFETY:

         A)       One (1) building standard horn.

                  (Allowance - One (1) per 1,000 sq.ft. of floor area.)

13.      ENERGY MANAGEMENT:

         A) One (1) thermo sensor per 1,000 square feet and one (1) DDC interface per suite (to be located at suite entrance), which will control suite access.

                                   EXHIBIT C-1

Above-Standard Improvements

         Board Rooms

         East wall - insulated full height partition to deck above Drywall ceiling with light coffer around perimeter
         Glass wall along north side (designed glass panes)
         Drapery pocket along glass wall
         Sound proofing of walls, ceilings and sound boot on HVAC
         Recessed ceiling mounted projection screen
         Double door entries north wall
         Upgraded carpet Wall coverings on walls
         Fluorescent down lights
         Separate HVAC zone
         Floor outlet tele/elec - flush mounted Two (2)
         Low voltage incandescent lighting

         President/CEO Office

         Upgraded carpet
         Exhaust Fan (charcoal type)
         Separate HVAC zone
         Local control HVAC
         Drywall ceiling

         Executive Vice President

         Upgraded Carpet
         Wall adjoining neighboring tenant space should be slab to slab with staggered studs at 16". OC on wide tracks filled with horizontally installed sound batting.

         Area Between Board Room and President's/CEO Office

         Drywall ceiling
         Ceramic tile floor
         Wet bar with double sink, mini-refrigerator, ice maker, dishwasher, microwave, garbage disposal
         Upper cabinet with adjustable shelving for dishware storage. Cabinet should have interior lighting.
         Down lights
         Hot water heater
         Exhaust fan

         Training Center

         Black out curtains along exterior wall
         Folding partition to divide room with stacking pocket
         Eight (8) duplex floor electrical outlets/data outlets-flush mounted Plastic laminate upper and lower storage unit along south wall and storage closet at southwest corner
         Sound proofing (Sound soak or equivalent on exterior walls)

         Lunch Room

         Sound proofing
         Plastic laminate cabinets
         Plumbing and sink
         Exhaust fan

         General

         Card key security access at nine locations
         Backing in walls to support art and/or cabinets
         Wall molding at demising partitions
         2x2 light fixtures as necessary
         Exhaust fans


                                   EXHIBIT C-1

Dedicated electrical outlets
Floor feeds for furniture partitions
Wall feeds for furniture partitions
Four-plex electrical outlets
Fire and smoke dampers
After-hours electrical and HVAC override
Water line to coffee makers with filter
Coffee bars
Sidelights at all private offices (designed glass panes)
All doors should have smoke seals on all four edges and smoke check closure Locks on 10 doors
Dutch door at file room
Electrical zones to be maximum of 8,000 square feet
Light level to be a minimum of 35 foot candles at 36" height above finished floor

Conference/Work Rooms

Sound proofing on walls

Room 32 (Marketing Storage)

Built-in cabinets






Executive toilet

Sound proofing - slab to slab/double stud construction with insulation Ceramic tile floors
Drywall ceiling
Plumbing fixtures
Down lights
Toilet accessories
Exhaust fan
Sound batting (STC 45)

Executive Reception

Glass wall at east wall
Glass entry doors (pair)
Wall covering along devising wall
Upgraded carpet

Reception Area # 1

Special recessed wall behind the receptionist for Hawthorne logo
Drywall ceilings
Wall coverings along walls
Double entry doors on magnetic hold open devices
Door release button to override door to lock door
Down lights
TV cabinet and cabling box

Reception Area # 2

Floor to ceiling framless glass panel with Hawthorne Savings etched in glass Wall coverings, drywall ceiling
Door release buttons to override door lock at drop box
Double entry doors on magnetic hold open devices
TV cabinet and cabling box, built-in furniture


                                   EXHIBIT C-1

Marketing Storage

Buildout Millwork

Human Resources

Counter

Handicap Access

All access to the Premises to meet all applicable city and state regulations and codes regarding handicap access

Millwork Specifications

The builder and installer shall be the same company approved by Lessee

Room 84 and Room 27 (File/Copy/FAX Room)

Built-in counters, counter in Room 27 to be length of room

Room 39

Sink



                                   EXHIBIT C-1

                             [SCHEMATIC OF PREMISES]

                                  EXHIBIT "C-2"

                    BUILDING STANDARD SERVICES AND UTILITIES

         The furnishing of building services and utilities to Lessee shall be accomplished in accordance with and subject to the terms and conditions set forth in this Exhibit "D" and elsewhere in this Lease. Lessor reserves the right to adopt from time to time such reasonable modifications and additions hereto as Lessor may deem appropriate and with the approval not unreasonably withheld or delayed in advance by Lessee for all elements that may adversely effect the Premises and/or use.

         1. Subject to the full performance by Lessee of all of Lessee's obligations under this Lease, Lessor shall, during Normal Hours as set forth in
Section 1.1 (u) of this Lease ("Normal Hours"), provide the standard building services and utilities set forth in this Paragraph 1. Lessor shall:

                   (a) Provide automatic elevator facilities during Normal
Hours.

                   (b) Provide to the Premises, during Normal Hours, heating, ventilating and air conditioning ("HVAC") for the commercially reasonable comfortable occupancy of the Premises for general office purposes (subject, however, to any governmental act, proclamation or regulation). Lessor shall not be responsible for any room temperatures if Lessee's lighting and receptacle loads exceed those listed in Paragraph l(c) of this Exhibit, or if the Premises are used for other than general office purposes.

                   (c) Provide to the Premises, during Normal Hours, electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, photocopy machines and desk top computers incidental to the conduct of normal general office business, which use 110/220-volt electric power, not to exceed the reasonable capacity of Building Standard office lighting and receptacles, and not in excess of limits imposed by any governmental authority. Specifically, the requirement shall not exceed an average of 3 watts per usable square foot of the Premises (4 watts during calendar year 1994). Lessee agrees, should its electrical installation or electrical consumption be in excess of the aforesaid use or extend beyond Normal Hours, to reimburse Lessor for the excess utilities as provided in Article 11 of this Lease.

                   (d) Provide at all times reasonably necessary amounts of hot and cold water for all applicable locations in the Lessee's area, except for that in the area between the President/CEO and the Board Room, where Lessee will supply its own water heater, subject to the reasonable approval of Lessor.

                   (e) Provide janitorial services to the Premises each evening, Sunday through Thursday (except state and/or Federal holidays), provided the Premises are used exclusively in accordance with Section 1.1 and Article 6 of this Lease, and are kept reasonably in order by Lessee. Lessee shall pay to Lessor the cost of removal of any of Lessee's refuse and rubbish, to the extent that the same exceeds the refuse and rubbish usually attendant upon the use of the Premises for general office purposes. Lessor shall not be responsible or liable for any act or omission or commission on the part of the persons employed to perform said janitorial services, and said janitorial services shall be performed at Lessor's direction without interference by Lessee or Lessee's Employees.

         2. Lessor shall have the exclusive right to make any replacement of electric non-incandescent light bulbs, tubes and ballasts unless these additions or replacements adversely affect wattage use in the Premises throughout the Term and after Lessee has received at least fifteen (15) business days notice of said events. Incandescent lighting shall be permitted in the Premises provided, in the judgment of Lessor, it does not unreasonably burden the HVAC system or increase operating expenses. The Lessor may, at Lessor's sole discretion, adopt a system of relamping and reballasting periodically on a group basis in accordance with good practice.

         3. No electrical equipment, air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building's HVAC, electrical or plumbing systems be made without the prior written consent of Lessor, which consent shall be subject to Lessor's sole and absolute discretion. Lessor reserves the right to approve the contractor to be used by Lessee. Any permitted installations shall be made under Lessor's supervision. Lessee shall pay any additional cost on account of any increased support to the floor load or additional equipment required for such installation, not provided in the Final Plans, and such installations shall otherwise be made in accordance with Section 7.2 of this Lease.

         4. Lessor shall not provide in the Premises, reception outlets or television or radio antennas for television or radio broadcast or reception, and Lessee shall not install any such equipment without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee may install satellite dish on roof. Lessee may operate televisions and install cable for transmission of company related programs within the Premises.



                                   EXHIBIT "D"

         5. Lessee shall not, without the prior written consent of Lessor, use any apparatus, machine or device in the Premises, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

         6. Lessee shall separately arrange with the applicable local public authorities, utility companies and telephone companies, as the case may be, for the furnishing of, and payment of, all telephone services as may be required by Lessee in the use of the Premises; provided, however, that Lessee shall neither bear the cost of nor be responsible for installation of the telephone wiring stubbed to the telephone rooms. Lessee shall directly pay for such telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority, telephone company or utility, and the failure of Lessee to obtain or to continue to receive such services for any reason whatsoever shall not relieve Lessee of any of its obligations under this Lease nor constitute a breach of this Lease by Lessor.

         7. Lessee agrees to cooperate fully at all times with Lessor to assure, and to abide by all regulations and requirements which Lessor may prescribe for the proper functioning and protection of the Building's HVAC, electrical, security (if any) and plumbing systems. Lessee shall comply with all Laws now in force or which may later be enacted or promulgated in connection with building services furnished to the Premises, including, without limitation, any governmental rule, code, or regulation relating to the heating and cooling of the Building.








                                   EXHIBIT "D"

RECORDING REQUESTED BY:
AND WHEN RECORDED MAIL TO:



             SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

         THIS AGREEMENT is made by and between Lessee and Lessor, in favor of Beneficiary, and affects the Property described in Exhibit A attached hereto. The terms "Lessee", "Lessor", "Beneficiary", "Lease", "Property", "Note", "Loan Documents", "Deed of Trust" are defined in the Schedule of Definitions attached as Exhibit B. This Agreement is entered into with reference to the following facts:

         A. Lessor and Lessee have entered into the Lease covering the Property.

         B. Beneficiary has agreed to make the Credit Line available to Lessor to be evidenced by, among other things, the Note and secured by the Deed of Trust covering the Property, provided that the Lease is subordinated to the lien of the Deed of Trust.

         C. Lessee has agreed to attorn to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property if requested to do so by Beneficiary or such purchaser.

         D. Lessee has requested that Beneficiary agree not to disturb Lessee's possessory rights in the Property in the event Beneficiary should foreclose under the Deed of Trust, acquire by deed in lieu of foreclosure or acquire title in any other manner, provided that Lessee is not then in default under the Lease beyond any applicable cure period and provided further that Lessee attorns to Beneficiary or the purchaser at any foreclosure or trustee's sale of the Property.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Subordination. Subject to the terms of this Agreement, the Lease, and all of the rights, privileges and powers of the Lessee thereunder in and to the Property, including, without limitation, all rights of first refusal, purchase options and all other rights or interests of the Lessee under the Lease, shall be and the same are hereby, and with full knowledge and understanding of the effect thereof, subject and subordinate to the Deed of Trust and the lien thereof, and all the rights, privileges and powers of the Trustee and of Beneficiary thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof.

         2. Attornment. If Beneficiary or any other purchaser at a foreclosure sale or sale under private power contained in the Deed of Trust succeeds to the interest of Lessor under the Lease by reason of any foreclosure of the Deed of Trust or the acceptance by Beneficiary of a deed in lieu of foreclosure, or by any other manner, AT THE OPTION OF BENEFICIARY OR SUCH OTHER PURCHASER, which option shall be exercisable by written notice to Lessee prior to or upon the effective date of such succession, Lessee shall be bound to Beneficiary or such other purchaser under the Lease as provided in Paragraph 4 below for the remaining balance of the term thereof, with the same force and effect as if Beneficiary or such other purchaser were the Lessor under such Lease, and Lessee shall attorn to Beneficiary or such other purchaser as its Lessor, such attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties to this Agreement immediately upon Beneficiary or such other purchaser succeeding to the interest of Lessor under the Lease: Notwithstanding, should Beneficiary fail to exercise the option to request Attornment, the provisions of Paragraph 3 below shall remain in full force and effect.

         3. Non-Disturbance. As long as Lessee, or its successors or assigns, as Lessee under the Lease, is not in default under any of the provisions, covenants or conditions of the Lease beyond any applicable cure period, neither the Lease, nor any of the rights of Lessee, its successors or assigns, shall be terminated or modified, or be subject to termination or modification, nor shall Lessee's possession, or that of its successors or assigns, be disturbed or interfered with by any action or proceeding to foreclose the Deed of Trust or by any immediate or subsequent purchaser thereunder. Beneficiary agrees and covenants, provided Lessee is not in default under the Lease beyond any applicable cure period, that:


                                   EXHIBIT "E"

                  (a) Lessee shall not be joined as an adverse party or defendant in any action or proceedings which may be instituted or commenced by Beneficiary to foreclose or enforce the Deed of Trust, unless such joinder shall be necessary to foreclose the Deed of Trust; and

                  (b) Lessee shall not be evicted from the Property nor shall any of Lessee's rights under the Lease be affected or disturbed in any way by reason of this Agreement or any modifications of or default under the Deed of Trust.

         4. Limitations. If Beneficiary or such other purchaser exercises its option of attornment as provided in Paragraph 2 above, Lessee and Beneficiary (or such other purchaser) shall observe and perform: (i) each of the terms, covenants and conditions to the Lease, and (ii) such other terms, covenants and conditions to which the parties may agree. Beneficiary or such other purchaser shall not be:

                  (a) Liable for any act or omission of any prior lessor (including Lessor) except if Lessee has provided Beneficiary (or such other purchaser) with Notice of Default by Lessor and given Beneficiary the opportunity to cure as set forth in the Lease; or

                  (b) obligated to cure any defaults of any prior lessor (including Lessor) which occurred prior to the time that Beneficiary or such other purchaser succeeded to the interest of such prior lessor under the Lease, except if Lessee has provided Beneficiary (or such other purchaser) with Notice of Default by Lessor and given Beneficiary the opportunity to cure as set forth in the Lease; or

                  (c) subject to any offsets or defenses which Lessee may be entitled to assert against any prior lessor (including Lessor), except those which arose out of such Lessor's default under the Lease and if Lessee notified Beneficiary and Beneficiary was given an opportunity to cure; or

                  (d) bound by any material payment of rent or additional rent by Lessee to any prior lessor (including Lessor) for more than one month in advance; or

                  (e) bound by any material amendment or modification of the Lease made without written consent of Beneficiary or such other purchaser; or

                  (f) liable or responsible for or with respect to the retention, application and/or return to Lessee of any security deposit paid to any prior lessor (including Lessor), whether or not still held by such prior lessor, unless and until Beneficiary or such other purchaser has actually received for its own account as lessor the full amount of such security deposit.

Notwithstanding Paragraph 4(f), Lessee shall not be obligated to replace any security deposit paid to any prior lessor (including Lessor), if the full amount of such security deposit is not actually received by Beneficiary for its own account as lessor.

         5.       Miscellaneous

                  (a) This Agreement shall be construed in accordance with and governed by the laws of the United States and the rules and regulations promulgated thereunder, and to the extent the laws of a state are applicable, by the laws of the State of California.

                  (b) The parties agree to execute and deliver, in recordable form if necessary, any and all further documents and instruments reasonably requested by any party or any title insurance company to give effect to this Agreement.

                  (c) The covenants contained in this Agreement shall run with the land and shall be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, successors and assigns of the parties.

                  (d) This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all such counterparts, taken together, shall constitute one and the same instrument.







                                   EXHIBIT "E"

         IN WITNESS WHEREOF, the parties have executed this Subordination and
Attornment Agreement as of         , 1994.

NOTICE: THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT CONTAINS PROVISIONS WHICH ALLOW THE PERSON OBLIGATED ON THE LEASE TO OBTAIN A CREDIT LINE, A PORTION OF WHICH MAY BE EXPENDED FOR OTHER PURPOSES THAN IMPROVEMENT OF THE PROPERTY.

         IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT, THE PARTIES CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.


LESSEE:

                                            By:_________________________________

                                            Its:________________________________




LESSOR:                                     CONTINENTAL DEVELOPMENT CORPORATION,
                                            a California corporation


                                            By:_________________________________
                                               Richard C. Lundquist
                                               President



                                            By:_________________________________
                                               Leonard E. Blakesley, Jr.
                                               Secretary


BENEFICIARY:                                FIRST INTERSTATE BANK OF CALIFORNIA



                                            By:_________________________________

                                            Its:________________________________




                             FORM ONLY - DO NOT SIGN

                                   EXHIBIT "E"

State of California     )
                        )  SS.
County of Los Angeles   )

On ______________ before me, _____________________ (Notary), personally appeared
_______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature _______________________ (Seal)



State of California     )
                        )  SS.
County of Los Angeles   )

On ______________ before me, ____________________ (Notary), personally appeared
Richard C. Lundquist and Leonard E. Blakesley, Jr., personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

WITNESS my hand and official seal.

Signature _______________________ (Seal)



State of California     )
                        )  SS.
County of Los Angeles   )

On ______________ before me, _____________________ (Notary), personally appeared
_______________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature _______________________ (Seal)




                                  EXHIBIT "E"

                                LEGAL DESCRIPTION



Parcel 1 in the City of El Segundo, County of Los Angeles, State of California, as shown on Parcel Map No. 17158, filed in Book 208, Pages 60 and 61 of Parcel Maps in the Office of the County Recorder of said County, commonly known as 2361/2381 Rosecrans Avenue, El Segundo, California 90245.








                           EXHIBIT "A" TO EXHIBIT "E"

                             SCHEDULE OF DEFINITIONS



         "Beneficiary" shall mean First Interstate Bank of California, a California corporation. All notices hereunder to Beneficiary shall be mailed to:

                           First Interstate Bank of California
                           707 Wilshire Boulevard, W18-5
                           Los Angeles, California 90017
                           Attention: Mr. Michael Morris

         "Credit Line" shall mean the extension of credit from Beneficiary to Lessor.

         "Deed of Trust" shall mean a first lien Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing Statement dated as of December 31, 1991, encumbering the Property, executed by Lessor, as Trustor, to Continental Lawyers Title Company, as Trustee, in favor of Beneficiary, securing repayment of the Credit Line evidenced by the Note, to be recorded in the records of the County in which the Property is located.

         "Lessor" shall mean Continental Development Corporation, a California corporation.

         "Lease" shall mean that certain Property Lease dated as of entered into by and among Continental Development Corporation, as Lessor, and as Lessee.

         "Lessee" means

         "Loan Documents" shall mean the Note, Deed of Trust, and any and all other documents and instruments evidencing, relating to or securing the Credit Line.

         "Note" shall mean that certain "Secured Promissory Note" executed by Lessor, in favor of Beneficiary, dated as of December 31, 1991.

         "Property" means that certain real property described on Exhibit A attached hereto.








                           EXHIBIT "B" TO EXHIBIT "E"

                              RULES AND REGULATIONS

         1. The sidewalks, entrances, exits, passages, parking areas, courts, elevators, vestibules, stairways corridors, terraces, lobbies or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, exits, elevators and stairways are not for the use of the general public, and Lessor shall retain the right to control and prevent access thereto of all persons whose presence, in the judgment of Lessor, is deemed to be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant shall go up on the roof of the Building.

         2. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window of the Premises other than Lessor's standard window covering; without Lessor's prior consent. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Lessor. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without consent of Lessor.

         3. No sign, picture, placard, advertisement notice, lettering, direction or handbill shall be exhibited, distributed, painted, installed, displayed, inscribed, placed or affixed by any tenant on any part of the exterior of the Premises, the Building, the Property, or Continental Park, or the interior of the Premises which is visible from the exterior of the Premises, without the prior written consent of Lessor. In the event of the violation of the foregoing by any tenant, Lessor may remove same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors shall be inscribed, painted or affixed for each tenant by the Lessor at such tenant's expense, and shall be of a size, color and style acceptable to the Lessor. Nothing may be placed on the exterior of corridor walls or corridor doors other than Lessor's building standard sign on the corridor door, applied and installed by Lessor.

         4. The Building directory will be provided for the display of the name and location of the Lessee of the Building shown in 1.1(b) and Lessor reserves the right to exclude any other names therefrom. Lessee to be listed in directory at 2361 and 2381 Rosecrans Avenue.

         5. Lessee shall not drill into, or in any way deface any part of the Premises, Building, or Property. No boring, cutting or stringing of wires or any floor coverings shall be permitted, except with the prior written consent of the Lessor.

         6. No bicycles, vehicles, birds or animals (except guide dogs) of any kind shall be brought into or kept in or about the Premises or the Building, and no birds or animals (except guide dogs) shall be brought into or kept in or about the Project. No cooking shall be done or permitted by Lessee on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Lessee shall be permitted, and Lessee shall also be permitted to heat foods in a microwave oven for use by Lessee or its employees; provided, however, that the power required shall not exceed that amount which can be provided by a 30-amp circuit. No Lessee shall cause or permit any unusual or objectionable odors to be produced or to permeate the Premises of the Building.

         7. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. No Lessee shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a medical office, or as a barber or manicure shop, beauty or hair salon, or as an employment bureau, or as a travel agency, without the prior written consent of Lessor. No Lessee shall sell or permit the sale of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on its Premises. No Lessee shall engage or pay any employees on its Premises except those actually working for such Lessee on its Premises, nor shall any Lessee, without Lessor's consent, use the Premises address in any advertisements for laborers working at a location other than the Premises. No Premises shall be used for lodging or sleeping or for any immoral or illegal purposes.

         8. No Lessee shall make, or permit to be made, any noises which disturb other occupants of the Building, or Continental Park, whether by the use of any musical instrument, radio, television, phonograph, screening room, loud, unusual or disruptive noise, or in any other way. No Lessee shall use, keep or permit to be used any foul or noxious gas or substance in. on or about the Premises.

         9. No Lessee shall at any time bring or keep within the Premises or the Building any flammable, combustible or explosive fluid, chemical substance or material. Electric spaceheaters shall not be used at any time by Lessee.

         10. No new or additional locks or bolts of any kind shall be placed upon any of the doors by Lessee, nor shall any changes be made in existing locks or the mechanism thereof without the prior written consent of Lessor. If Lessor consents in writing to such a lock change, Lessee must furnish Lessor with a key. Lessee must,



                                   EXHIBIT "F"
upon the termination of its tenancy, give, return and restore to Lessor all keys of stores, offices, vaults and toilet rooms, either furnished to, or otherwise procured by Lessee, and in the event at any time of any loss of keys so furnished, Lessee shall pay to Lessor the cost of replacing the same or of changing the lock or locks opened by such lost key if Lessor shall deem it necessary to make such changes.

         11. Furniture, freight, equipment, safe matter of any description shall be moved in or out of the Building, only after Lessor has been furnished with prior notice and approved thereof in writing and only during such hours and in such manner as may be prescribed by the Lessor from time to time. The scheduling and manner of all Lessee move-ins and move-outs shall be subject to the discretion and approval of Lessor, and said move-ins and move-outs shall only take place after 7:00 p.m. on weekdays, on weekends, or at such other times as Lessor may designate. Lessor shall have the right to approve or disapprove the movers or moving company employed by Lessee, and Lessee shall cause said movers to use only the loading facilities and elevators designated by Lessor. In the event Lessee's movers damage the elevator or any other part of the Property, Lessee shall immediately pay to Lessor the amount required to repair said damage. The moving of safes or other fixtures or bulky or heavy matter of any kind must be done under the Lessor's supervision, and the person employed by any Lessee for such work must be acceptable to Lessor, but such persons shall not be deemed to be agents or servants of the Lessor, and Lessee shall be responsible for all acts of such persons. The Lessor reserves the right to inspect all safes, freight or other bulky or heavy articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky or heavy articles which violate any of these Rules or this Lease of which these Rules are a part. The Lessor reserves the right to determine the location and position of all safes, freight, furniture or bulky or heavy matter brought onto the Premises, and Lessor shall have the right to require that same be placed upon supports approved in writing by Lessor to distribute the weight.

         12. No furniture shall be placed in front of the Building, or in any lobby or corridor or balcony, without the prior written consent of Lessor. Lessor shall have the right to remove all non-permitted furniture, without notice to Lessee, and at the expense of Lessee.


         13. Lessor reserves the right from time to time to deny access to the Premises to any vendor or provider of ice, towel, janitorial, maintenance, delivery, courier, private postal, or other like services who shall create a nuisance on the Premises. Lessor shall provide written notice to Lessee five (5) business days before the denial of access shall become effective. No Lessee shall obtain or purchase food or beverages on the Property from any vendor or supplier except at hours and under regulations established by Lessor.

         14. Lessor shall have the right to prohibit any advertising by any Lessee which, in Lessor's opinion, tends to impair the reputation of the Building or its desirability as an office building and, upon written notice from Lessor, Lessee shall immediately refrain from or discontinue such advertising.

         15. Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m., Monday through Friday, and after 1:00 p.m. on Saturday and at all hours on Sunday, state and/or Federal holidays, all persons who are not authorized by Lessee. Such authorization shall be in accordance with procedures established by Lessor in its sole and absolute discretion. Each Lessee shall be responsible for all persons whom it causes to be present in the Building and shall be liable to Lessor for all acts of such persons. In the case of invasion, riot, public excitement, Act of God, or other circumstance rendering such action advisable in Lessor's opinion, Lessor reserves the right to prevent access of all persons, including Lessee, to the Building during the continuance of the same by such actions as Lessor may deem appropriate, including the closing and locking of doors.

         16. Any persons employed by Lessee to do any work in or about the Premises shall, while in the Building and outside of the Premises, be subject to and under the control and direction of Lessor (but shall not be deemed to be an agent or servant of Lessor), and Lessee shall be responsible for all acts of such persons.

         17. Except for the doors of both reception areas, all doors opening onto public corridors shall be kept closed, except when in use for ingress and egress. All doors leading to equipment and utility rooms shall be kept closed.

         18. Canvassing, soliciting and peddling in the Building are prohibited and each Lessee shall cooperate to prevent the same.

         19. All office equipment of any electrical nature (other than that office equipment which is typically used in normal office uses and which does not cause excessive vibration noise or annoyance) shall be placed by Lessee in the Premises in settings and locations approved in writing by Lessor, to absorb or prevent any vibration, noise or annoyance.

         20. No air conditioning; unit or other similar apparatus shall be installed or used by Lessee without the prior written consent of Lessor.

                                   EXHIBIT "F"

         21. Lessee shall faithfully observe and comply with the terms of any and all covenants, conditions and restrictions recorded against the Property.

         22. Restrooms and other water fixtures shall not be used for any purpose other than that which the same are intended, and any damage resulting to the same from misuse on the part of Lessee shall be paid for by Lessee. Each Lessee shall be responsible for causing all water faucets, water apparatus and utilities to be shut off before such Lessee leaves the Premises each day, and Lessee shall be liable for any waste or damage sustained by other tenants or occupants of the Building or Lessor as a result of Lessee's failure to perform said duty.

         23. The Building is equipped with an electronic access control device. Lessee shall give Lessor the sum of ten dollars ($10.00) for each identification key or card issued to Lessee as a deposit against the return of the identification key or card to Lessor.

         24. The terms used in this Exhibit "F" shall have the same meanings as defined in the respective Lease for each Lessee, unless a contrary meaning is expressly set forth herein. For all purposes of this Exhibit "F," (i) the term "Lessee" shall be defined as the respective tenant under each Lease to which this Exhibit "F" is attached and to all other tenants of the Project and shall include and encompass each of those tenants' employees, agents, contractors, licensees and invitees, and (ii) the term "Premises" shall be defined as the respective Premises leased under each Lease to which this Exhibit "F" is attached and to the Premises of all other tenants of the Project.

                               PARKING FACILITIES

         So long as the Lease pertaining to the Premises remains in effect, and Lessee is not in default thereunder, Lessee and Lessee's designated employees shall, during the term of the Lease, (a) lease monthly parking privileges for that number of automobiles in the aggregate set forth in Section 1. I(q) at the monthly rates specified in 1.1(c) and (b) park said automobiles in the Parking Facilities.

         A condition of any parking shall be compliance by all parkers with parking rules and regulations and all modifications and additions thereto from time to time established by Lessor (or Lessor's operator) in their sole discretion, including any sticker or other identification system established by Lessor (or Lessor's operator). Lessor (and Lessor's operator) shall not be responsible to Lessee for the non-performance of any of said rules and regulations by any other parker. The rules and regulations for the Parking Facilities are as follows:

                              RULES AND REGULATIONS

         1. Parking hours are currently established from 7:30 a.m. to 6:30 p.m., Monday through Friday. Lessee shall have parking privileges during any other times or on Saturdays, Sundays, or state and/or Federal holidays, but Lessor shall not have the obligation to enforce reserved permits or the number of permits allocated to Lessee hereunder. Lessor retains the right to change the manner of operation of the Parking Facility in the exercise of its reasonable discretion.

         2. Automobiles must be parked entirely within the stall lines on the pavement.

         3. All directional signs and arrows must be observed.

         4. The speed limit shall be 5 miles per hour.

         5. Parking in areas not striped for parking is prohibited. Overnight parking shall be at the Lessee's risk.

         6. Parking stickers or any other device or form of identification supplied by Lessor (or its operator)shall remain the property of Lessor (or its operator). Such parking identification device must be displayed as required and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Parking identification devices are not transferable or assignable and any parking identification device in the possession of any unauthorized holder will be void. There will be a deposit-of $10.00 required for each parking card and a replacement charge to Lessee or person designated by Lessee of $10.00 for loss of any parking card, which amounts can be adjusted from time to time by Lessor at its discretion.

         7. The monthly rate for parking is payable one (1) month in advance and must be paid on or before the first day of each calendar month during the entire term of the Lease. Failure to do so will automatically cancel all parking privileges and a charge at the prevailing daily rate will be due. No deductions or allowances from the monthly rate will be made for the days a parker does not use the Parking Facilities.

         8. Lessor (and its operator) may refuse to permit any person who violates the within rules to park in the parking area, and any violation of the rules shall subject the automobile to removal from the parking area at the parker's expense. In either of said events, Lessor (or its operator) shall refund a pro rata portion of the current monthly parking rate, and Lessee shall immediately return to Lessor the parking card, sticker and any other form of identification supplied by Lessor (or its operator).

         9. Parking area managers or attendants are not authorized to make or allow any exceptions to these rules and regulations.

         10. Every parker is required to park and lock his/her own automobile. All responsibility for any loss or damage to automobiles or any personal property therein is assumed by the parker.

         11. Loss or theft of parking identification devices from automobiles must be reported to the parking area manager immediately, and a lost or stolen report must be filed by the parker at that time.

         12. The Parking Facilities are for the sole purpose of parking one (1) automobile per permit, unless otherwise permitted or changed by Lessor. Washing, waxing, cleaning or servicing of any vehicle by the parker of his/her agents is prohibited, except by persons expressly authorized in writing to do so, in advance, by Lessor.

         13. Lessor (and its operator) reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Lessee and/or its employees who refuse to comply with the above Rules and Regulations and all posted and unposted city, state or federal ordinances, laws or agreements.

                                   EXHIBIT "G"

         14. Lessee agrees to acquaint all employees with these Rules and Regulations.

         15. Lessor to comply with Traffic Systems Management Program of City of El Segundo.

         16. Space to be provided for Van Pools at no fee.








                                   EXHIBIT "G"

                                   RIDER NO. 1

                             PARKING CHARGE CREDITS

         1. Parking Charge Credit. Provided that an Event of Default has not occurred, during each month of the Term provided for below, Lessee shall receive a "credit" (herein, "Parking Credit") against Parking Charges in the amount provided for below, which is based upon 120 non-reserved parking permits each at $45.00 per month. However, Lessor shall increase this credit, as required during the first fourteen months of the Term, for up to 160 non-reserved permits, provided Lessee can satisfactorily demonstrate to Lessor the need for more parking. As a result of the Parking Credit, for each indicated month of the Term, Lessee shall pay the amount described below as the "Payment Amount" (plus any applicable Base Rental Adjustments), in satisfaction of its obligation to pay Base Rental for the indicated month:

                               MONTH OF TERM                  CREDIT                PAYMENT AMOUNT
               (i)                  First                     $5,400.00                     $0.00
              (ii)                  Second                    $5,400.00                     $0.00
             (iii)                  Third                     $5,400.00                     $0.00
              (iv)                  Fourth                    $5,400.00                     $0.00
               (v)                  Fifth                     $5,400.00                     $0.00
              (vi)                  Sixth                     $5,400.00                     $0.00
             (vii)                  Seventh                   $5,400.00                     $0.00
            (viii)                  Eighth                    $5,400.00                     $0.00
              (ix)                  Ninth                     $5,400.00                     $0.00
               (x)                  Tenth                     $5,400.00                     $0.00
              (xi)                  Eleventh                  $5,400.00                     $0.00
             (xii)                  Twelfth                   $5,400.00                     $0.00
            (xiii)                  Thirteenth                $5,400.00                     $0.00
             (xiv)                  Fourteenth                $5,400.00                     $0.00

         2. Credit Recapture. In the event that, at any time during the Term, or any extension thereof an Event of Default has occurred, an amount equal to all Parking Charge Credits Lessee had received pursuant to this Rider, shall be immediately due and payable by Lessee to Lessor. Furthermore, all Parking Charge Credits against Parking Charges which would have been available to Lessee under this Rider shall be null and void from and after the occurrence of an Event of Default, and Lessee shall not thereafter have the right to receive any such Parking Charge Credits.

         3. Defined Terms. All terms used in this Rider, unless otherwise defined in this Rider, shall have the meaning ascribed to that term in the Lease to which this Rider is attached.

                                   RIDER NO. 2

                              OPTION TO EXTEND TERM

         THIS RIDER FOR OPTION TO EXTEND TERM ("Rider") is attached and made a part of that certain Lease between CONTINENTAL DEVELOPMENT CORPORATION ("Lessor"), and HAWTHORNE SAVINGS AND LOAN ASSOCIATION ("Lessee"), which Lease is dated March 25, 1994 ("Lease"). Lessor and Lessee hereby agree that the following shall be included as part of said Lease:

         I . Grant of Option. Lessee is hereby granted an option (sometimes called the "Renewal Option") to extend the Term of the Lease upon all of the provisions contained in the Lease, except for Base Rental, for a period of five
(5) years (the "Option Term"). Such option shall be exercised, if at all, by Lessee delivering written notice to Landlord of such exercise of such option ("Option Notice") at least one hundred and eighty (180) days before the expiration of the initial term. Reference to the "Term" of the Lease as used in the Lease shall include the Option Term in the event the Renewal Option is exercised in accordance herewith. Lessee shall have no other right to extend the term except as set forth in this section.

         2. Base Rental During Option Term. In the event Lessee exercises its option to extend the Term of the Lease, then the Base Rental for the first full year of the Option Term shall be determined as hereinafter provided, but in no event shall the Base Rental ever be less than the amount being paid for the month preceding the Option Term. The Base Rental for the Option Term shall be 95% of the then Fair Market Value as defined below in Paragraph 3, but in no event shall the Base Rental rate be less than $1.40 per rentable square foot per month nor more than $1.60 per rentable square foot per month.

         3. Definition or Fair Market Value. The Fair Market Value (FMV) shall be determined based upon rentals then being charged for other space similarly situated and within Class A buildings located in the El Segundo/Manhattan Beach market of equivalent condition and amenities as the Building and the Project, and first occupied between 1985 and 1995, taking into account the size, location, floor level, the length of the term of the Option Term, the extent of services to be provided, and any other relevant terms and conditions, but, in each instance, disregarding "tenant concessions," if any, then being offered to prospective new tenants in the Building or comparable buildings. The term "tenant concessions" shall include, without limitations, so-called free rent, half rent or other reduced rent, tenant improvement allowances, lease takeovers, free parking or reduced parking charges, load factor for rentable area of the Premises) that is lower than that calculated in accordance with BOMA, etc. All Base Rental payable during the Option Term shall be payable in the same manner and under the same terms and conditions as Base Rental is paid during the Initial Term. In no event shall Lessor be obligated to construct any additional improvements within or about the Premises in connection with Lessee's exercise of such option.

         4. Payment of Base Rental. During the period of time the parties are determining the Value of the Premises, if such period extends beyond the scheduled expiration of the Initial Term, Lessee shall pay Lessor, as Base Rental, the amount which would be payable under Section 22.1 of the Lease if Lessee had held over possession of the Premises with Lessor's consent, but had not exercised the Renewal Option. If the monthly Base Rental for the first year of the Option Term, as determined herein, is different than the amount paid by Lessee as Base Rental during the period of time following the end of the Initial Term of the Lease, then an adjustment shall be made effective as of the commencement of the Option Term, and one party shall pay the other party, within ten (10) days following the determination of the Base Rental for the first year of the Option Term, an amount sufficient to reconcile the amount so paid by Lessee as Base Rental as compared with the actual amount of Base Rental due.

         5. Option Personal. The option granted to Lessee herein is personal to Lessee and may not be exercised or assigned voluntarily or involuntarily, by or to any person or entity other than the original Lessee. The option herein granted to Lessee is not assignable separate and apart from the Lease. In the event that at the time this Option is exercisable by Lessee, the Lease has been assigned, or a sublease exists as to twenty percent (20%) or more of the Premises, this Option shall be deemed null and void and Lessee, any assignee, or any sublessee, shall not have the right to exercise the Renewal Option.

         6.       Effect Of Default On Option.

                  (a) Lessee shall have no right to exercise the Renewal Option, notwithstanding any provision herein to the contrary, (i) during the time commencing from the date Lessor gives to Lessee a notice of default pursuant to
Section 17.1 of the Lease and continuing until the default alleged in said notice of default is cured, (ii) during the period of time commencing on the date after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) and continuing until the obligation is paid, (iii) at any time after an event of default described in Sections 17.l(c) or (d) of the Lease (without any necessity for notice thereof to Lessee), or (iv) in the event that Lessor has given to Lessee three or more notices of default during the twelve (12) month period prior to the time that Lessee exercises such option.

                  (b) The period of time within which such option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise such option because of the provisions of Paragraph 8(a) hereinabove.

                  (c) All rights of Lessee under the provisions of such option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of such option, if, after such exercise, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty
(30) days after such obligation becomes due (provided Lessor shall have given notice thereof to Lessee), (ii) Lessee fails to commence to cure a default specified in Section 17.l(b) of the Lease within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion within the applicable period, (iii) Lessee commits a default described in Sections 17.l(c) or (d) of the Lease without any necessity of Lessor to give notice thereof to Lessee, or
(iv) Lessor gives to Lessee three or more notices of default for the same type of default during the period commencing twelve (12) months prior to the exercise of the Renewal Option and continuing through the date of the commencement of the Option Term, whether or not the defaults are cured.

         7. Miscellaneous. Lessor and Lessee shall execute and deliver appropriate documentation to evidence any renewal of the Lease and the terms and conditions of the Lease during the Option Term. All terms used herein shall have the same meanings as used in the Lease. In the event of a conflict between the provisions of the Lease and those of this Rider, the terms of this Rider shall control. Except as hereinabove provided, said Lease shall remain in full force and effect.








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